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                             POST-PETITION LOAN AND
                               SECURITY AGREEMENT

                                 By and Between

                                MELLON BANK, N.A.

                                       and

                          CONSOLIDATED STAINLESS, INC.





                            Dated: December ___, 1997







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                                TABLE OF CONTENTS
                                -----------------
1.  DEFINITIONS........................................................2
    1.1  "Accounting Terms"............................................2
    1.2  "Adjusted Maximum Amount".....................................2
    1.3  "Affiliate"...................................................2
    1.4  "Agreement"...................................................2
    1.5  "Applicable Line Margin"......................................2
    1.6  "Applicable Out-of-Formula Margin"............................2
    1.7  "Bank"........................................................2
    1.8  "Bank Indebtedness"...........................................2
    1.9  "Bankruptcy Code".............................................2
    1.10 "Bankruptcy Court"............................................2
    1.11 "Base Rate"...................................................3
    1.12 "Borrower"....................................................3
    1.13 "Borrowing Base"..............................................3
    1.14 "Budget"......................................................3
    1.15 "Business Day"................................................3
    1.16 "Capitalized Leases"..........................................3
    1.17 "Capitalized Lease Obligations"...............................3
    1.18 "Case"........................................................3
    1.19 "Cash Collateral Account".....................................3
    1.20 "Change in Control"...........................................3
    1.21 "Collateral"..................................................3
    1.22 "Contract Period".............................................3
    1.23 "Corporation".................................................3
    1.24 "EBITDA"......................................................4
    1.25 "Eligible Inventory"..........................................4
    1.26 "Eligible Receivables"........................................4
    1.27 "Environmental Affiliate".....................................5
    1.28 "Environmental Cleanup Site"..................................5
    1.29 "Environmental Consultants"...................................5
    1.30 "Environmental Requirements"..................................5
    1.31 "ERISA".......................................................5
    1.32 "ERISA Plan"..................................................5
    1.33 "Event of Default"............................................5
    1.34 "Extension Budget"............................................5
    1.35 "Final Sale Date".............................................5
    1.36 "GAAP"........................................................5
    1.37 "Guarantors"..................................................5
    1.38 "Indebtedness"................................................5
    1.39 "Interim Financing Order".....................................6
    1.40 "Inventory Sublimit"..........................................6
    1.41 "Line"........................................................6
    1.42 "Line Base Rate"..............................................6
    1.43 "Line Note"...................................................6
    1.44 "Loan Documents"..............................................6
    1.45 "Manufacturing Facility"......................................6
    1.46 "Maximum Amount"..............................................6
    1.47 "Maximum Surety Amount".......................................6
    1.48 "Mortgaged Property"..........................................6
    1.49 "Net Income" or "Net Loss"....................................6
    1.50 "Net Proceeds"................................................6
    1.51 "Net Proceeds Payable to Bank"................................7
    1.52 "Officer Compensation"........................................7

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
    1.53 "Out-Of-Formula Advance"............................................7
    1.54 "Out-of-Formula Base Rate"..........................................7
    1.55 "Permanent Financing Order".........................................7
    1.56 "Permitted Encumbrance".............................................7
    1.57 "Permitted Out-of-Formula Advance"..................................7
    1.58 "Person"............................................................7
    1.59 "Petition"..........................................................7
    1.60 "Petition Date".....................................................7
    1.61 "Post-Petition Accounts Payable"....................................7
    1.62 "Post-Petition Eligible Inventory"..................................7
    1.63 "Post-Petition Eligible Receivables"................................8
    1.64 "Pre-Petition Accounts Payable".....................................8
    1.65 "Pre-Petition Balance"..............................................8
    1.66 "Pre-Petition Credit Facility"......................................8
    1.67 "Pre-Petition Eligible Inventory"...................................8
    1.68 "Pre-Petition Eligible Receivables".................................8
    1.69 "Pre-Petition Loan Agreement".......................................8
    1.70 "Pre-Petition Loan Documents".......................................8
    1.71 "Prime Rate"........................................................8
    1.72 "Real Property".....................................................8
    1.73 "Special Materials".................................................8
    1.74 "Subordinated Indebtedness".........................................8
    1.75 "Subsidiary"........................................................9
    1.76 "Surety Agreement"..................................................9
    1.77 "Surety Collateral".................................................9
    1.78 "Value".............................................................9
2.  ACKNOWLEDGMENTS AND RELEASES.............................................9
     2.1 General Acknowledgments.............................................9
     2.2 Confirmation of Existing Indebtedness...............................9
     2.3 Release.............................................................9
3.  THE LINE; USE OF PROCEEDS...............................................10
     3.1 Line of Credit.....................................................10
     3.2 Use of Proceeds....................................................11
     3.3 Method of Advances.................................................11
     3.4 Letters of Credit..................................................11
     3.5 Closing............................................................12
4.  INTEREST RATE...........................................................12
     4.1 Interest Rate On the Line..........................................12
     4.2 Interest Rate on the Pre-Petition Balance..........................12
     4.3 Default Interest...................................................12
     4.4 Post Judgment Interest.............................................12
     4.5 Calculation........................................................12
     4.6 Limitation of Interest to Maximum Lawful Rate......................12
5. PAYMENTS AND FEES........................................................13
     5.1 Interest Payments on the Line......................................13
     5.2 Interest Payments on the Pre-Petition Credit Facility..............13
     5.3 Principal Payments on the Line.....................................13
     5.4 Principal Payments on the Pre-Petition Credit Facility.............13
     5.5 Payments from Sales of Assets......................................13
     5.6 Letter of Credit Fees..............................................13
     5.7 Loan Fee...........................................................13
     5.8 Enhancement Fee....................................................13
     5.9 Usage Fee..........................................................14
    5.10 Collateral Management Fee..........................................14

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
    5.11 Late Charge........................................................14
    5.12 Payment Method.....................................................14
    5.13 Application of Payments............................................14
    5.14 Loan Account.......................................................15
    5.15 Indemnity; Loss of Margin..........................................15
6. SECURITY; COLLECTION OF RECEIVABLES AND PROCEEDS OF                     .
    COLLATERAL..............................................................16
     6.1 Personal Property..................................................16
     6.2 Real Property......................................................17
     6.3 Insurance..........................................................17
     6.4 Surety.............................................................18
     6.5 Validity Assurance and Management Support Letter...................18
     6.6 General............................................................18
     6.7 Liens Perfected Without Further Action.............................18
     6.8 Collection of Receivables; Proceeds of Collateral..................18
7.  REPRESENTATIONS AND WARRANTIES..........................................19
     7.1 Valid Organization, Good Standing and Qualification................19
     7.2 Licenses...........................................................20
     7.3 Subsidiaries.......................................................20
     7.4 Financial Statements...............................................20
     7.5 Pending Litigation or Proceedings..................................20
     7.6 Due Authorization; No Legal Restrictions...........................20
     7.7 Enforceability.....................................................21
     7.8 Governmental Consents..............................................21
     7.9 Taxes..............................................................21
    7.10 Title to Collateral................................................21
    7.11 Addresses..........................................................21
    7.12 Current Compliance.................................................21
    7.13 Pension Plans......................................................21
    7.14 Intellectual Property..............................................22
    7.15 Eligible Inventory Warranties......................................22
    7.16 Eligible Account Warranties........................................22
    7.17 Business Interruptions.............................................23
    7.18 Accuracy of Representations and Warranties.........................23
8. GENERAL COVENANTS........................................................23
     8.1 Payment of Principal, Interest and Other Amounts Due...............23
     8.2 Limitation on Sale and Leaseback...................................23
     8.3 Limitation on Indebtedness.........................................23
     8.4 Investments and Loans..............................................24
     8.5 Guaranties.........................................................24
     8.6 Disposition of Assets..............................................24
     8.7 Merger; Consolidation; Business Acquisitions; Subsidiaries.........24
     8.8 Taxes; Claims for Labor and Materials..............................24
     8.9 Liens..............................................................25
    8.10 Existence; Approvals; Qualification; Business Operations;
         Compliance with Laws...............................................25
    8.11 Maintenance of Properties, Intellectual Property...................26
    8.12 Insurance..........................................................26
    8.13 Inspections; Examinations..........................................27
    8.14 Pension Plans......................................................28
    8.15 Bank of Account....................................................28
    8.16 Maintenance of Management..........................................28
    8.17 Capital Stock; Dividends...........................................28
    8.18 Transactions with Affiliates.......................................28
    8.19 Name or Address Change.............................................28
    8.20 Notices............................................................29

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
    8.21 Additional Documents and Future Actions............................29
    8.22 Accounts Receivable................................................29
    8.23 Material Adverse Contracts.........................................30
    8.24 Restrictions on Use of Proceeds....................................30
    8.25 Subordinated Indebtedness..........................................30
    8.26 Life Insurance.....................................................31
    8.27 Interim Financing Order; Permanent Financing Order.................31
    8.28 Permanent Financing Order..........................................31
    8.29 Year End...........................................................31
    8.30 Capital Expenditures...............................................31
    8.31 Officer Compensation...............................................31
    8.32 Compensation to Chasnov............................................31
    8.33 Cash Collateral....................................................31
    8.34 Opening Balance Sheet..............................................31
    8.35 Sale of Manufacturing Facilities...................................31
9.  ACCOUNTING RECORDS, REPORTS AND FINANCIAL STATEMENTS....................32
     9.1 Annual Statements..................................................32
     9.2 Cash Budget Statements.............................................32
     9.3 Monthly Statements.................................................32
     9.4 10-K; 10-Q Statements..............................................33
     9.5 Weekly Collateral and Payables Statements..........................33
     9.6 Accounts Receivable Borrowing Base Information and
         Related Documents..................................................33
     9.7 Inventory Borrowing Base Information and Related Documents.........33
     9.8 Audit Reports......................................................33
     9.9 Reports to Governmental Agencies and Other Creditors...............33
    9.10 Requested Information..............................................34
    9.11 Compliance Certificates............................................34
    9.12 Accountant's Certificate...........................................34
    9.13 Guarantor's Annual Statements......................................34
10. ENVIRONMENTAL REPRESENTATIONS AND COVENANTS.............................34
     10.1 Representations...................................................34
     10.2 Real Property.....................................................35
     10.3 Covenant Regarding Compliance.....................................35
     10.4 Notices...........................................................35
     10.5 Indemnity.........................................................36
     10.6 Testing...........................................................36
     10.7 Survival..........................................................36
     10.8 Definitions.......................................................36
11. CONDITIONS OF CLOSING...................................................37
     11.1 Loan Documents....................................................37
     11.2 Representations and Warranties....................................37
     11.3 No Default........................................................38
     11.4 Proceedings and Documents.........................................38
     11.5 Interim Financing Order...........................................38
     11.6 Delivery of Other Documents.......................................38
     11.7 Lockbox/Cash Collateral Account; Operating Account................39
     11.8 Non-Waiver of Rights..............................................39
12. CERTAIN CONDITIONS TO SUBSEQUENT ADVANCES...............................39
     12.1 Representations and Warranties....................................39
     12.2 No Default........................................................39
     12.3 Other Requirements................................................39
13. DEFAULT AND REMEDIES....................................................40
     13.1 Events of Default.................................................40
     13.2 Remedies; Waiver of Automatic Stay................................42

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
     13.3 Sale or Other Disposition of Collateral...........................43
     13.4 Actions with Respect to Accounts..................................43
     13.5 Set-Off...........................................................45
     13.6 Turnover of Property Held by Bank.................................45
     13.7 Delay or Omission Not Waiver......................................46
     13.8 Remedies Cumulative; Consents.....................................46
     13.9 Certain Fees, Costs, Expenses, Expenditures and Indemnification...46
    13.10 Time is of the Essence............................................47
    13.11 Acknowledgment of Confession of Judgment Provisions...............47
14. COMMUNICATIONS AND NOTICES..............................................47
     14.1 Communications and Notices........................................47
15. WAIVERS.................................................................48
     15.1 Waivers...........................................................48
     15.2 Forbearance.......................................................49
     15.3 Limitation on Liability...........................................49
16. SUBMISSION TO JURISDICTION..............................................50
     16.1 Submission to Jurisdiction........................................50
17. MISCELLANEOUS...........................................................50
     17.1 Brokers...........................................................50
     17.2 Use of Bank's Name................................................50
     17.3 No Joint Venture..................................................50
     17.4 Survival..........................................................50
     17.5 No Assignment by Borrower.........................................51
     17.6 Assignment or Sale by Bank........................................51
     17.7 Publicity.........................................................51
     17.8 Binding Effect....................................................51
     17.9 Severability......................................................51
    17.10 No Third Party Beneficiaries......................................51
    17.11 Modifications.....................................................52
    17.12 Holidays..........................................................52
    17.13 Law Governing.....................................................52
    17.14 Integration.......................................................52
    17.15 Exhibits and Schedules............................................52
    17.16 Headings..........................................................52
    17.17 Counterparts......................................................52
    17.18 Waiver of Jury Trial..............................................52

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                    POST-PETITION LOAN AND SECURITY AGREEMENT

    THIS POST-PETITION LOAN AND SECURITY AGREEMENT (the "Agreement") is made effective the ______ day of December, 1997, by and between CONSOLIDATED STAINLESS, INC. ("Borrower") and MELLON BANK, N.A. ("Bank").

                                   BACKGROUND

    A. Borrower intends to file a voluntary petition (the "Petition") for relief under Chapter 11 of the Bankruptcy Code with the United States Bankruptcy Court for the District of Delaware.

    B. Upon filing the Petition, Borrower intends to continue to operate its business and


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manage its properties as a debtor-in-possession pursuant to Sections 1107 and
1108 of the Bankruptcy Code.

    C. An immediate and ongoing need exists for Borrower to obtain additional funds in order to continue the operation of its business as a debtor-in-possession under Chapter 11 of the Bankruptcy Code and, accordingly, Borrower has requested that Bank extend post-petition financing, make revolving credit advances and incur letter of credit obligations.

    D. Borrower's request for such financing requires that the Bank extend to Borrower a substantial additional Out-of-Formula Advance, which may not be adequately secured by existing collateral. To induce Bank to extend such post-petition financing, Borrower has offered, inter alia, to grant to Bank additional collateral and other protection to provide security for the post-petition financing.

    E. Bank is willing to provide such continuing post-petition financing and incur such additional obligations upon the terms and conditions set forth in this Agreement, including without limitation the grant of additional collateral.

    F. It is contemplated by the parties hereto that on or after the Petition Date, the Bankruptcy Court will enter the Interim Financing Order, which will approve this Agreement and will authorize the Borrower, pursuant to Section 364 of the Bankruptcy Code, to incur interim secured and super priority indebtedness under the terms and conditions of this Agreement.

    G. In accordance with the Interim Financing Order, the Permanent Financing Order (when entered into by the Bankruptcy Court), and this Agreement and the other Loan Documents, Bank will make post-petition loans and other financial accommodations to Borrower.

    H. Capitalized terms not otherwise defined herein will have the meaning set forth therefore in Section 1 of this Agreement. This Background shall be construed as part of the Agreement.

    NOW, THEREFORE, in consideration of the terms and conditions contained herein, and of any extensions of credit now or hereafter made to or for the benefit of Borrower by Bank, the parties hereto, intending to be legally bound hereby, agree as follows:

1. DEFINITIONS. The following words and phrases as used in capitalized form in this Agreement, whether in the singular or plural, shall have the meanings indicated:

    1.1 "Accounting Terms". As used in this Agreement, or any certificate, report or other document made or delivered pursuant to this Agreement, accounting terms not defined elsewhere in this Agreement shall have the respective meanings given to them under GAAP.

    1.2 "Adjusted Maximum Amount" means (a) the Maximum Amount, less (b) the Pre- Petition Balance.


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    1.3 "Affiliate", as to any Person, means each other Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person in question.

    1.4 "Agreement" shall have the meaning set forth in the initial paragraph of this Agreement.

    1.5 "Applicable Line Margin" shall mean initially one and one-quarter percent (1.25%); provided that, if (a) advances against Borrower's Eligible Inventory are not in excess of forty percent (40%) of the Value of Borrower's Eligible Inventory, and (b) no Out-Of-Formula Advances exist, and (c) no Event of Default has occurred, all as determined by Bank in its sole discretion, the Applicable Base Rate Margin shall be reduced to one-half of one percent (1/2 of 1%).

    1.6 "Applicable Out-of-Formula Margin" shall mean three percent (3%).

    1.7 "Bank" shall have the meaning set forth in the initial paragraph of this Agreement.

    1.8 "Bank Indebtedness" shall mean all obligations and Indebtedness of Borrower to Bank, whether now or hereafter owing or existing, including, without limitation, all obligations under the Pre-Petition Loan Documents, all obligations under the Loan Documents, all obligations to reimburse Bank for payments made by Bank pursuant to any letter of credit issued for the account or benefit of Borrower by Bank, all other obligations or undertakings now or hereafter made by or for the benefit of Borrower to or for the benefit of Bank under any other agreement, promissory note or undertaking now existing or hereafter entered into by Borrower with Bank, including, without limitation, all obligations of Borrower to Bank under any guaranty or surety agreement and all obligations of Borrower to immediately pay to Bank the amount of any overdraft on any deposit account maintained with Bank, together with all interest and other sums payable in connection with any of the foregoing.

    1.9 "Bankruptcy Code" means Title 11 of the United States Bankruptcy Code, 11 U.S.C., Section 101, et seq., or any successor statute thereof.

    1.10 "Bankruptcy Court" means the United States Bankruptcy Court for the District of Delaware or any other United States Bankruptcy Court which obtains jurisdiction of the Case.

    1.11 "Base Rate" means the per annum rate determined by Bank (which determination shall be deemed conclusive absent manifest error) to be the higher of (a) Bank's Prime Rate, or (b) the effective Federal Funds Rate plus one-half of one percent (1/2 of 1%) per annum.

    1.12 "Borrower" shall have the meaning set forth in the initial paragraph of this Agreement.


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    1.13 "Borrowing Base" means, as of any date, an amount equal to (a) the sum of up to (i) eighty-five percent (85%) of the amount of Borrower's Pre-Petition Eligible Receivables, plus (ii) eighty percent (80%) of the amount of Borrower's Post-Petition Eligible Receivables, plus (iii) sixty-five percent (65%) of the Value of Borrower's Pre-Petition Eligible Inventory, plus (iv) sixty percent (60%) of the Value of Borrower's Post-Petition Eligible Inventory, plus (v) the Permitted Out-of- Formula Advance, if available, minus (b) the Pre-Petition Balance.

    1.14 "Budget" means that certain Budget and Cash Flow Projections dated December ___________, 1997, prepared by Borrower and attached hereto as Exhibit "A", as the same may be updated from time to time pursuant to Section 3.1(d) hereof. The Budget includes, without limitation, statements of receipts and disbursements and availability reports prepared on a weekly cash basis for the Contract Period, and balance sheets, profit and loss statements and cash flow statements prepared on a monthly accrual basis for the Contract Period.

    1.15 "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in Philadelphia, Pennsylvania are authorized by law to close.

    1.16 "Capitalized Leases" means all lease obligations which have been or should be, in accordance with GAAP, capitalized on the books of the lessee.

    1.17 "Capitalized Lease Obligations" means all amounts payable with respect to a Capitalized Lease, determined in accordance with GAAP.

    1.18 "Case" shall mean Borrower's proceeding under Chapter 11 of the United States Bankruptcy Code in the Bankruptcy Court initiated by the filing of the Petition.

    1.19 "Cash Collateral Account" shall have the meaning set forth in Section 6.8(b).

    1.20 "Change in Control" shall have the same meaning as provided for such term in that certain Convertible Subordinated Note Purchase Agreement between Borrower, Guarantors and SunTrust Banks, Inc. dated October 18, 1996, as the same may be amended from time to time.

    1.21 "Collateral" shall have the meaning set forth in Section 6.6.

    1.22 "Contract Period" shall have the meaning set forth in Section 3.1.

    1.23 "Corporation" means a corporation, partnership, trust, unincorporated organization, association or joint stock company.

    1.24 "EBITDA" for any period, means Net Income of Borrower for such period, plus the aggregate amounts deducted in determining Net Income in respect of (i) interest expense on Indebtedness of Borrower for such period, (ii) income tax expense for such period, (iii) depreciation for such period, (iv) amortization for such period, and (v) Chapter 11 expenses for


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such period, all as determined in accordance with GAAP.

    1.25 "Eligible Inventory" means inventory in the possession of Borrower which complies with the representations set forth in Section 7.15, and meets all specifications established by Bank in its sole discretion from time to time. Without limiting the generality of the foregoing, Eligible Inventory shall not include: (a) inventory consisting of fuels; (b) inventory consisting of stores;
(c) inventory which is not in good condition or not currently usable or salable in the ordinary course of Borrower's business as determined by Bank; (d) inventory consisting of finished goods which do not meet the specifications of the purchase order for which such inventory was produced; (e) inventory with respect to which Bank does not have a first and valid, fully perfected security interest; (f) inventory consisting of packaging, shipping materials or supplies;
(g) inventory produced in violation of the Fair Labor Standards Act and subject to the so-called "hot goods" provision contained in Title 29 U.S.C. Section 215(a)(1); (h) slow-moving inventory; (i) tooling; (j) inventory located with a processor; (k) consigned inventory; (l) inventory consisting of controlled substance or substances for which Bank would need a license or permit to sell or dispose of; (m) inventory in transit (except between locations of Borrower described on Schedule 7.11 hereto and other locations of Borrower established in accordance with the terms and conditions of this Agreement); (n) work-in-process inventory in excess of the sublimit set forth in Section 3.1 below; and (o) inventory which is subject to a potential claim of reclamation. In the event that any item or items of inventory previously scheduled, listed or referred to, in any statement or report by or on behalf of Borrower and upon which Borrower is basing availability under the Line ceases to be Eligible Inventory (other than by reason of the sale of such inventory in the ordinary course of Borrower's business), Borrower shall notify Bank thereof immediately.

    1.26 "Eligible Receivables" means accounts receivable of Borrower in which Bank has a prior, perfected, first priority lien which have been due no more than ninety (90) days from the invoice date, are not subject to offsets, deductions, counterclaims, discounts (other than prompt payment discounts not in excess of five percent (5%) of the face amount thereof), credit, charge back, freight claim, allowance or adjustment, which comply with the representations set forth in Section 7.16 and which meet all specifications established by Bank in its sole discretion from time to time. Without limiting the generality of the foregoing, Eligible Receivables shall not include: (a) non-trade receivables;
(b) foreign accounts receivable not secured by domestic letters of credit in form and from issuers satisfactory to Bank, which letters of credit must be assigned to Bank; (c) contra-accounts; (d) intercompany accounts or accounts from other affiliated corporations, organizations or individuals; (e) accounts receivable from the United States government or any of its agencies which have not been assigned to Bank under the Assignment of Claims Act; (f) finance charges; (g) lease receivables; (h) accounts receivable owed by a Person if fifty percent (50%) or more of such Person's accounts receivable owed to Borrower are ninety (90) days or more past due; (i) accounts receivable of poor credit quality; and (j) accounts receivable concentrated in individuals. In the event that any account receivable previously scheduled, listed or referred to in any certificate, statement or report by Borrower and upon which Borrower is basing availability under the Line ceases to be an Eligible Receivable (other than by reason of agings in the ordinary course of business and payments due from Borrower to its account debtors in the ordinary course of business), Borrower shall notify Bank


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thereof immediately.

    1.27 "Environmental Affiliate" shall have the meaning set forth in Section 10.8(a).

    1.28 "Environmental Cleanup Site" shall have the meaning set forth in
Section 10.8(b).

    1.29 "Environmental Consultants" shall have the meaning set forth in Section 10.6.

    1.30 "Environmental Requirements" shall have the meaning set forth in
Section 10.8(c).

    1.31 "ERISA" shall have the meaning set forth in Section 7.13.

    1.32 "ERISA Plan" shall have the meaning set forth in Section 7.13.

    1.33 "Event of Default" means each of the events specified in Section 13.1.

    1.34 "Extension Budget" shall have the meaning set forth in Section
3.1(d)(i).

    1.35 "Final Sale Date" has the meaning set forth in Section 8.31.

    1.36 "GAAP" means generally accepted accounting principles in the United States of America, in effect from time to time, consistently applied and maintained.

    1.37 "Guarantors" means Harvey B. Adams and Ronald J. Adams, and "Guarantor" means either of Harvey B. Adams or Ronald J. Adams.

    1.38 "Indebtedness", as applied to a Person, means:

         (a) all items (except items of capital stock or of surplus) which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date as of which Indebtedness is to be determined;

         (b) to the extent not included in the foregoing, all indebtedness, obligations, and liabilities secured by any mortgage, pledge, lien, conditional sale or other title retention agreement or other security interest to which any property or asset owned or held by such Person is subject (to the extent of the value of such asset or property), whether or not the indebtedness, obligations or liabilities secured thereby shall have been assumed by such Person; and

         (c) to the extent not included in the foregoing, all indebtedness, obligations and liabilities of others which such Person has directly or indirectly guaranteed, endorsed (other than for collection or deposit in the ordinary course of business), sold with recourse, or agreed (contingently or otherwise) to purchase or repurchase or otherwise acquire or in respect of which such Person has agreed to supply or advance funds (whether by way of loan, stock purchase,

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capital contribution or otherwise) or otherwise to become directly or indirectly liable.

    1.39 "Interim Financing Order" shall mean the Order to be entered by the Bankruptcy Court pursuant to Section 364(c) and (d) of the Bankruptcy Code and Bankruptcy Rule 4001(c), authorizing the Borrower to incur post-petition secured and super-priority indebtedness in accordance with this Agreement on an interim basis in substantially the form annexed hereto as Exhibit "B".

    1.40 "Inventory Sublimit" shall have the meaning set forth in Section
3.1(b).

    1.41 "Line" shall have the meaning set forth in Section 3.1(a).

    1.42 "Line Base Rate" means the Base Rate plus the Applicable Line Margin.

    1.43 "Line Note" shall have the meaning set forth in Section 3.1(a).

    1.44 "Loan Documents" means this Agreement, the Line Note, the Surety Agreement and all other documents, executed or delivered by Borrower or Guarantors pursuant to this Agreement, as they may be amended, supplemented or restated from time to time.

    1.45 "Manufacturing Facility" means either of the manufacturing facilities of Borrower listed on Schedule 1.45, and "Manufacturing Facilities" means both such manufacturing facilities of Borrower.

    1.46 "Maximum Amount" means at any time the applicable dollar amount set forth on Schedule 1.46 attached hereto.

    1.47 "Maximum Surety Amount" shall have the meaning set forth in Section
6.4.

    1.48 "Mortgaged Property" shall have the meaning set forth in Section 6.2.

    1.49 "Net Income" or "Net Loss" means income or loss, as applicable, of Borrower after income and franchise taxes and shall have the meaning given such term by GAAP, provided that there shall be specifically excluded therefrom: (a) gains from the sale of assets (other than sales of inventory in the ordinary course of business); (b) net income of any Person in which Borrower has an ownership interest, unless received by Borrower in a cash distribution or unless it is Net Income of a wholly owned Subsidiary of Borrower formed with the prior written consent of and subject to such terms and conditions as are established by Bank and which for financial reporting purposes consolidates its operations and assets with those of Borrower; and (c) any gains arising from extraordinary items, as defined by GAAP.

    1.50 "Net Proceeds" means (a) the gross sale price (including all cash and the fair market value of all other assets given to or for the benefit of Borrower) paid or payable to Borrower in connection with the sale of the fixed assets of a Manufacturing Facility, less (b) the sum of (i) an amount sufficient to obtain a full and complete release of those liens and security interests encumbering all or any part of the fixed assets of the Manufacturing Facility sold which have priority over the liens and security interests in favor of Bank, plus (ii) all reasonable and customary costs of sale directly related to such sale.

    1.51 "Net Proceeds Payable to Bank" means (a) the Net Proceeds, less (b) any amount paid or payable from Net Proceeds pursuant to the Interim Financing Order and/or the Permanent Financing Order.

    1.52 "Officer Compensation" means, as applied to any Guarantor, the sum of all amounts paid to or for the benefit of such Person and his immediate family by Borrower for (a) salary; (b) bonuses; (c) pension and/or profit-sharing contributions; (d) automobiles, including without limitation automobile allowances, lease and/or installment payments, insurance premiums, repairs and licensing and inspection fees; and (e) country club and other club fees, as set forth on Schedule 1.52 attached hereto.

    1.53 "Out-Of-Formula Advance" means the amount by which the then outstanding principal balance of the Line exceeds the Borrowing Base, subject to such other restrictions on advances as are otherwise set forth in this Agreement.

    1.54 "Out-of-Formula Base Rate" means the Base Rate plus the Applicable Out-of-Formula Margin.

    1.55 "Permanent Financing Order" shall mean an Order entered by the Bankruptcy Court, and to which no stay has been entered and which has not been vacated, modified or overturned, in form and substance acceptable to Bank, authorizing the incurrence by Borrower of permanent post-petition secured and super-priority indebtedness in accordance with this Agreement.

    1.56 "Permitted Encumbrance" shall have the meaning set forth in Section
8.9.

    1.57 "Permitted Out-of-Formula Advance" means, the applicable dollar amounts determined in accordance with Schedule 1.57 attached hereto.

    1.58 "Person" means an individual, a Corporation or a government or any agency or subdivision thereof, or any other entity.

    1.59 "Petition" shall have the meaning set forth in Paragraph A of the Background.

    1.60 "Petition Date" means the date on which the Petition is filed with the Bankruptcy Court.

    1.61 "Post-Petition Accounts Payable" means accounts payable of Borrower arising on or after the Petition Date.

    1.62 "Post-Petition Eligible Inventory" means Eligible Inventory acquired on or after the Petition Date.

    1.63 "Post-Petition Eligible Receivables" means Eligible Receivables arising under invoices dated before or after the Petition Date for shipments made after the Petition Date.

    1.64 "Pre-Petition Accounts Payable" means accounts payable of Borrower arising before the Petition Date.

    1.65 "Pre-Petition Balance" shall mean, as of any date, the outstanding principal balance of, all accrued and unpaid interest on and all other sums due and owing in connection with the Pre- Petition Credit Facility.

    1.66 "Pre-Petition Credit Facility" shall mean that certain revolving line of credit in the maximum amount of up to Twenty-Two Million Dollars ($22,000,000.00) extended by Bank to Borrower under the Pre-Petition Loan Agreement.

    1.67 "Pre-Petition Eligible Inventory" means Eligible Inventory in the possession of Borrower prior to the Petition Date.

    1.68 "Pre-Petition Eligible Receivables" means Eligible Receivables arising under invoices dated prior to the Petition Date for shipments made prior to the Petition Date.

    1.69 "Pre-Petition Loan Agreement" shall mean that certain Loan and Security Agreement between Bank and Borrower dated March 10, 1997, as amended.

    1.70 "Pre-Petition Loan Documents" shall mean, collectively, the Pre-Petition Loan Agreement, all documents evidencing the Borrower's obligation to repay the Pre-Petition Credit Facility and all other documents executed and/or delivered in connection with or collateral to any of the foregoing.

    1.71 "Prime Rate" means the annual interest rate established from time to time by Bank and generally known by Bank as its "prime rate", whether published by it publicly or only for the internal guidance of its loan officers. The prime rate is used merely as a pricing index and is not and should not be considered to represent the lowest or best rate available to a borrower.

    1.72 "Real Property" shall have the meaning set forth in Section 10.2.

    1.73 "Special Materials" shall have the meaning set forth in Section
10.8(d).

    1.74 "Subordinated Indebtedness" means that certain Indebtedness of Borrower owed to (a) Harvey B. Adams in the principal amount of One Hundred Thousand Dollars ($100,000.00); (b) Burton R. Chasnov in the principal amount of One Hundred Thousand Dollars ($100,000.00); (c) SunTrust Banks, Inc. in the principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000.00) plus interest thereon which has been deferred and not paid; and (d) other Indebtedness of Borrower hereafter incurred and subordinated to the Bank

Indebtedness, all of which Indebtedness must be subordinated to all Bank Indebtedness and otherwise be in amounts and on terms acceptable to Bank in its sole discretion.

    1.75 "Subsidiary" means a Corporation: (a) which is organized under the laws of the United States or any State thereof, or any other county or jurisdiction;
(b) which conducts substantially all of its business and has substantially all of its assets within the United States; and (c) of which more than fifty percent (50%) of its outstanding voting stock of every class (or other voting equity interest) is owned by Borrower or one or more of its Subsidiaries.

    1.76 "Surety Agreement" shall have the meaning set forth in Section 6.4.

    1.77 "Surety Collateral" means that real property and all improvements thereon described on Schedule 1.77 attached hereto.

    1.78 "Value" with respect to Eligible Inventory means the lower of average cost or market value determined in accordance with GAAP, exclusive of any transportation, processing or handling charges.

2. ACKNOWLEDGMENTS AND RELEASES.

    2.1 General Acknowledgments. Borrower and Guarantors hereby jointly and severally acknowledge and agree that:

         (a) Neither this Agreement nor any other agreement entered in connection herewith or pursuant to the terms hereof shall be deemed or construed to be a compromise, satisfaction, reinstatement, accord and satisfaction, novation or release of any of the Pre-Petition Loan Documents, or any rights or obligations thereunder, or a waiver by Bank of any of its rights under the Pre-Petition Loan Documents or at law or in equity.

         (b) All liens, security interests, rights and remedies granted to the Bank in the Pre- Petition Loan Documents are hereby renewed, confirmed and continued, and shall also secure the performance by Borrower of its obligations hereunder.

         (c) It has no defense, set-off, counterclaim or challenge against the payment of any sums owing under the Pre-Petition Loan Documents, or the enforcement of any of the terms or conditions thereof.

    2.2 Confirmation of Existing Indebtedness. Borrower and Guarantors hereby confirm and acknowledge that the Pre-Petition Balance is validly and duly owing to Bank, including all sums included therein for accrued and unpaid interest, legal fees and expenses and earned and unpaid fees due to Bank under the Pre-Petition Loan Documents.

    2.3 Release. Borrower and Guarantors acknowledge and agree that they have no claims, suits or causes of action against Bank and hereby jointly and severally remise, release and forever discharge Bank, its officers, directors, shareholders, employees, agents, successors and assigns, and any of them, from any claims, suits or causes of action whatsoever, in law or at equity, which Borrower or any Guarantor has or may have arising from any act, omission or otherwise, at any time up to and including the date of this Agreement.

3. THE LINE; USE OF PROCEEDS.

    3.1 Line of Credit.

         (a) Establishment of Line. Bank will establish for Borrower for and during the period from the date hereof and until March 8, 1998 (as such period may be extended hereunder, the "Contract Period"), subject to the terms and conditions hereof, a revolving line of credit (the "Line") pursuant to which Bank will from time to time make loans or other extensions of credit to Borrower in an aggregate amount not exceeding at any time the lesser of: the (i) Borrowing Base, or (ii) Adjusted Maximum Amount. Within the limitations set forth in this Section 3.1, Borrower may borrow, repay and reborrow under the Line. The Line shall be subject to all terms and conditions set forth in all of the Loan Documents which terms and conditions are incorporated herein. Borrower's obligation to repay the loans and extensions of credit under the Line shall be evidenced by Borrower's promissory note (the "Line Note") in the maximum face amount of Nineteen Million Dollars ($19,000,000.00), which shall be in the form attached hereto as Exhibit "C", with the blanks appropriately filled in.

         (b) Inventory Sublimits. Notwithstanding the foregoing, the aggregate maximum amount of advances against the Value of that portion of Borrower's Eligible Inventory consisting of work-in-process will at no time exceed the applicable amounts set forth on Schedule 3.1(b) attached hereto and the maximum amount of advances against the Value of all of Borrower's Eligible Inventory (including, without limitation, work-in-process) (the "Inventory Sublimit") will at no time exceed the applicable amounts set forth on Schedule 3.1 attached hereto.

         (c) Reserves. Bank may, in its sole discretion, require that certain reserves be established against certain Eligible Receivables or Eligible Inventory from time to time and Bank may also, in its sole discretion, increase or decrease the advance rates under the Borrowing Base.

         (d) Extension of Contract Period. Bank agrees that the Contract Period will be extended through and including June 1, 1998, without the payment of any additional fee, if Borrower complies with the following conditions to the satisfaction of Bank:

              (i) on or before twenty (20) days prior to the end of the Contract Period, Borrower shall deliver to Bank a budget and cash flow projections for the extension period based upon performance which Borrower reasonably believes is likely to occur (the "Extension Budget"), prepared in the same form as the Budget; and

              (ii) the Extension Budget must show that (A) by June 1, 1998, without including any reduction arising from the sale of the Manufacturing Facilities, (1) the Maximum Amount will reduce to an amount not to exceed Fifteen Million Dollars ($15,000,000.00), and (2) the Inventory Sublimit will reduce to an amount not to exceed Eight Million Dollars

($8,000,000.00); (B) the Permitted Out-of-Formula Advance will reduce by at least One Hundred Thousand Dollars ($100,000.00) per month; and (C) EBITDA for the entire period set forth in the Extension Budget, is equal to or greater than EBITDA for the entire period set forth in the original Budget, all as determined by Bank, in the exercise of its reasonable discretion, based on its review of the Extension Budget.

    Provided that the Extension Budget is timely delivered to Bank, if Bank determines that the Extension Budget does not comply with this Section 3.1(d), Bank will notify Borrower in writing of its decision not to extend the Contract Period at least ten (10) days prior to the end of the Contract Period.

    3.2 Use of Proceeds. Borrower agrees to use advances under the Line for the purposes and in the approximate amounts set forth in the Budget. Except as otherwise provided in the Interim Financing Order or the Permanent Financing Order, none of the loans or advances under this Agreement may be used by Borrower or any other person or entity to contest in any proceeding or any other action the validity, binding effect or enforceability of the Pre-Petition Loan Documents, the Loan Documents or the amount of the Pre-Petition Balance.

    3.3 Method of Advances. On any Business Day, Borrower may request an advance under the Line by delivering to the bank officer designated by Bank by no later than 11:00 a.m. Philadelphia time on the Business Day that such advance is requested to be funded, a completed and executed borrowing base certificate together with such supporting and back-up documentation as Bank may from time to time require. Subject to the terms and conditions of this Agreement, Bank may make the proceeds of an advance available to Borrower by crediting such proceeds to Borrower's operating account with Bank. Each request for an advance under the Line shall be conclusively presumed to be made by a Person authorized by Borrower to do so. However, Bank may require that specified officers of Borrower sign each borrowing base certificate.

    3.4 Letters of Credit. Bank, at its sole discretion, may issue for the account of Borrower merchandise letters of credit in form and content satisfactory to Bank, at its sole discretion, with a term not to exceed the earlier to occur of (a) ninety (90) days, or (b) the expiration date of the Contract Period. Notwithstanding the foregoing, (i) at no time shall the aggregate face amount of all outstanding letters of credit issued under the Line exceed the amount of One Million Dollars ($1,000,000.00); and (ii) at no time shall the principal balance of the Line, plus the aggregate face amount of all outstanding letters of credit issued under the Line exceed the amount of the loans and extensions of credit then available to Borrower under the Line pursuant to Section 3.1 above.

    Borrower will execute a letter of credit application and letter of credit agreement, and such other documents as may be required by Bank in connection with the issuance of letters of credit hereunder. The outstanding face amount of all letters of credit issued by Bank pursuant hereto will reduce Borrower's ability to borrow under the Line as if such face amount were an advance under the Line. In the event that Bank pays any sums due pursuant to such letters of credit for any reason, such payment shall be deemed to be an advance under the Line repayable by Borrower pursuant to the terms hereof.

    In the event that the Line is terminated for any reason or demand is made thereunder, Borrower will deposit with Bank an amount equal to the undrawn face amount of all letters of credit then outstanding which have been issued hereunder, plus all fees related thereto or to accrue thereunder. Such funds will be held and applied by Bank as cash collateral to secure Borrower's obligations hereunder in respect of such letters of credit.

    3.5 Closing. Closing hereunder will take place at the offices of Wolf, Block, Schorr & Solis-Cohen LLP, at 350 Sentry Parkway, Building 640, Blue Bell, PA 19422 effective on the date of this Agreement.

4. INTEREST RATE.

    4.1 Interest Rate On the Line. Interest will accrue on (a) the unpaid principal balance of the Line (other than that portion supported by the Permitted Out-of-Formula Advance or the Pre- Petition Balance) from the date of advance until final payment thereof at the Line Base Rate (such rate to change automatically and simultaneously with any change in the Line Base Rate); and (b) on the unpaid principal balance of the Line supported by the Permitted Out-of-Formula Advance (including any portion of the Permitted Out-of-Formula Advance included in the Pre-Petition Balance) from date of advance until final payment thereof at the Out-of-Formula Base Rate (such rate to change automatically and simultaneously with any change in the Out-of-Formula Base
Rate).

    4.2 Interest Rate on the Pre-Petition Balance. Interest on the unpaid balance of the Pre-Petition Balance (other than any portion of the Pre-Petition Balance which is part of Permitted Out-of-Formula Advance) will accrue interest from the date hereof until final payment thereof at the default rate set forth in the Pre-Petition Loan Agreement, which Bank hereby agrees to reduce to a per annum rate equal to one and three-quarters percent (1 3/4%) in excess of the Base Rate.

    4.3 Default Interest. Interest will accrue on the unpaid principal balance of the Line after the occurrence of an Event of Default or following expiration of the Contract Period at a rate which is three percent (3%) in excess of the Line Base Rate.

    4.4 Post Judgment Interest. Any judgment obtained for sums due hereunder or under the Loan Documents will accrue interest at the applicable default rate set forth above until paid.

    4.5 Calculation. Interest will be computed on the basis of a year of 360 days and paid for the actual number of days elapsed.

    4.6 Limitation of Interest to Maximum Lawful Rate. In no event will the rate of interest payable hereunder exceed the maximum rate of interest permitted to be charged by applicable law (including the choice of law rules) and any interest paid in excess of the permitted rate will be refunded to Borrower. Such refund will be made by application of the excessive amount of interest paid against the outstanding principal balance of the Line. If the excessive amount of interest paid exceeds the principal balance under the Line then outstanding and the Pre-Petition Balance, the portion exceeding such outstanding amount will be refunded in cash by Bank. Any such crediting or refunding will not cure or waive any default by Borrower. Borrower agrees, however, that in determining whether or not any interest payable hereunder exceeds the highest rate permitted by law, any non-principal payment, including without limitation prepayment fees and late charges, will be deemed to the extent permitted by law to be an expense, fee, premium or penalty rather than interest.

5. PAYMENTS AND FEES.

    5.1 Interest Payments on the Line. Borrower will pay interest on the principal balance of the Line monthly in arrears, on the first day of each calendar month commencing January 1, 1998.

    5.2 Interest Payments on the Pre-Petition Credit Facility. Borrower will pay interest on outstanding balance of the Pre-Petition Balance monthly in arrears, on the first day of each calendar month commencing January 1, 1998.

    5.3 Principal Payments on the Line. Borrower will pay the outstanding principal balance of the Line, together with all accrued and unpaid interest thereon, and any other sums due pursuant to the terms hereof, ON DEMAND after the occurrence of an Event of Default or immediately upon expiration of the Contract Period. If any Out-Of-Formula Advance arises or exists under the Line for any reason whatsoever, including inventory or accounts becoming ineligible or required reserves, Borrower will repay such Out-Of-Formula Advance immediately, without demand, except for the Permitted Out-of-Formula Advance.

    5.4 Principal Payments on the Pre-Petition Credit Facility. Borrower will pay the Pre-Petition Balance, together with all accrued and unpaid interest thereon, and all other sums due under the Pre-Petition Loan Documents ON DEMAND after the occurrence of an Event of Default or immediately upon expiration of the Contract Period.

    5.5 Payments from Sales of Assets. In addition to any other payments required hereunder, Borrower will pay to Bank, contemporaneously with closing on the sale of all or any portion of the fixed assets of a Manufacturing Facility, the Net Proceeds Payable to Bank from such sale. Such payments shall be applied against the Bank Indebtedness in accordance with the provisions of Section 5.13 after payment of the fee described in Section 5.8 below. Any amounts paid to Bank pursuant to this Section 5.5 and not applied against the fee due under
Section 5.8 below, shall permanently reduce the Maximum Amount and the Permitted Out-of-Formula Advance and shall also permanently reduce the Inventory Sublimit only to the extent such Net Proceeds Payable to Bank are attributable to the sale of any of Borrower's inventory.

    5.6 Letter of Credit Fees. For each issuance or renewal of a merchandise letter of credit hereunder, Borrower will pay to Bank an issuance or renewal fee in an amount equal to one and one-half percent (1.5%) of the face amount of such merchandise letter of credit, payable coincident with and as a condition of the issuance or renewal of such merchandise letter of credit. In addition, Borrower shall pay such other fees and charges in connection with the negotiation or cancellation of each merchandise letter of credit as may be customarily charged by Bank. Such fees shall be computed on the basis of a year of 360 days.

    5.7 Loan Fee. Borrower shall pay to Bank a loan fee equal to one-half of one percent (1/2 of 1%) of the initial Maximum Amount, which fee shall be paid contemporaneously herewith.

    5.8 Enhancement Fee. If all or any portion of the fixed assets of a Manufacturing Facility is sold, transferred or assigned, Borrower shall pay to Bank from Net Proceeds Payable to Bank an enhancement fee equal to the lesser of
(a) one-half of one percent (1/2 of 1%) of the gross sales price (including all cash and the fair market value of all other assets given to or for the benefit of Borrower); or (b) the amount of the Net Proceeds Payable to Bank. Such fee shall be due and payable at closing on such sale, assignment or transfer.

    5.9 Usage Fee. So long as the Line is outstanding and has not been terminated, Borrower shall unconditionally pay to Bank a fee equal to one quarter of one percent (1/4 of 1%) per annum of the daily unused portion of the Line, which fee shall be computed on a monthly basis in arrears and shall be due and payable on the first day of each calendar month commencing on January 1, 1998. The daily unused portion of the Line shall be calculated as the difference between the Adjusted Maximum Amount (or such greater amount if the Maximum Amount is ever increased by written agreement of Bank and Borrower), minus the sum of the outstanding principal balance of cash advances under the Line, as of the close of business on the date such calculation is made.

    5.10 Collateral Management Fee. So long as the Line has not been terminated pursuant to the terms hereof, and the Bank Indebtedness has not been satisfied in full, Borrower shall unconditionally pay to Bank a non-refundable monthly collateral management fee of Five Thousand Dollars ($5,000.00), payable in advance, commencing on the date of closing hereunder.

    5.11 Late Charge. In the event that Borrower fails to pay any principal, interest or other fees or expenses payable hereunder for a period of at least fifteen (15) days after such payment is first due, in addition to paying such sums, Borrower will pay to Bank a late charge equal to five percent (5%) of such past due payment as compensation for the expenses incident to such past due payment. The foregoing late charge will not be imposed on a payment of the principal balance of the Bank Indebtedness which is due by reason of acceleration.

    5.12 Payment Method. Borrower irrevocably authorizes Bank to debit all payments required to be made by Borrower hereunder, on the date due, from any deposit account maintained by Borrower with Bank. Otherwise, Borrower will be obligated to make such payments directly to Bank. All payments are to be made in immediately available funds. If Bank accepts payment in any other form, such payment shall not be deemed to have been made until the funds comprising such payment have actually been received by or made available to Bank.

    5.13 Application of Payments. Any and all payments on account of the Bank Indebtedness will be applied to (a) all costs and fees payable to Bank hereunder or under the Loan Documents; (b) accrued and unpaid interest due on the Pre-Petition Credit Facility; (c) accrued and unpaid interest due on the Line;
(d) the Pre-Petition Balance; (e) the Permitted Out-of-Formula Advance; and (f) the remaining principal balance of the Line, in such order as Bank, in its discretion, elects. If Borrower makes a payment or payments and such payment or payments, or any part thereof, are subsequently invalidated, declared to be fraudulent or preferential, set aside or are required to be repaid to a trustee, receiver, or any other person under any bankruptcy act, state or federal law, common law or equitable cause, then to the extent of such payment or payments, the obligations or part thereof hereunder intended to be satisfied shall be revived and continued in full force and effect as if said payment or payments had not been made.

    5.14 Loan Account. Bank will open and maintain on its books a loan account (the "Loan Account") with respect to advances made, repayments, prepayments, the computation and payment of interest and fees and the computation and final payment of all other amounts due and sums paid to Bank under this Agreement. Except in the case of manifest error in computation, the Loan Account will be conclusive and binding on the Borrower as to the amount at any time due to Bank from Borrower under this Agreement or the Line Note. Bank will deliver to Borrower a summary of the activity in the Loan Account on a monthly basis.

    5.15 Indemnity; Loss of Margin. Borrower will indemnify Bank against any loss or expense which Bank sustains or incurs as a consequence of an Event of Default, including, without limitation, any failure of Borrower to pay when due (at maturity, by acceleration or otherwise) any principal, interest, fee or any other amount due under this Agreement or the other Loan Documents. If Bank sustains or incurs any such loss or expense it will from time to time notify Borrower in writing of the amount determined in good faith by the Bank to be necessary to indemnify Bank for the loss or expense. Such amount will be due and payable by Borrower to Bank within ten (10) days after presentation by Bank of a statement setting forth a brief explanation of and Bank's calculation of such amount, which statement shall be conclusively deemed correct absent manifest error. Any amount payable to the Bank under this Section will bear interest at the default rate payable under the Line from the due date until paid, both before and after judgment.

    In the event that any present or future law, rule, regulation, treaty or official directive or the interpretation or application thereof by any central bank, monetary authority or governmental authority, or the compliance with any guideline or request of any central bank, monetary authority or governmental authority (whether or not having the force of law):

         (a) subjects Bank to any tax with respect to any amounts payable under this Agreement or the other Loan Documents by Borrower or otherwise with respect to the transactions contemplated under this Agreement or the other Loan Documents (except for taxes on the overall net income of Bank imposed by the United States of America or any political subdivision thereof); or

         (b) imposes, modifies or deems applicable any deposit insurance, reserve, special deposit, capital maintenance, capital adequacy, or similar requirement against assets held by, or deposits in or for the account of, or loans or advances or commitment to make loans or advances by, or letters of credit issued or commitment to issue letters of credit by, the Bank; or

         (c) imposes upon Bank any other condition with respect to advances or extensions of credit or the commitment to make advances or extensions of credit under this Agreement, and the result of any of the foregoing is to increase the costs of Bank, reduce the income receivable by or return on equity of Bank or impose any additional expense upon Bank with respect to any advances or extensions of credit or commitments to make advances or extensions of credit under this Agreement, Bank shall so notify Borrower in writing. Borrower agrees to pay Bank the amount of such increase in cost, reduction in income, reduced return on equity or capital, or additional expense within ten (10) days after presentation by Bank of a statement concerning such increase in cost, reduction in income, reduced return on equity or capital, or additional expense. Such statement shall set forth a brief explanation of the amount and Bank's calculation of the amount (in determining such amount the Bank may use any reasonable averaging and attribution methods), which statement shall be conclusively deemed correct absent manifest error. If the amount set forth in such statement is not paid within ten (10) days after such presentation of such statement, interest will be payable on the unpaid amount at the default rate payable under the Line from the due date until paid, both before and after judgment.

6. SECURITY; COLLECTION OF RECEIVABLES AND PROCEEDS OF COLLATERAL

    6.1 Personal Property. As security for the full and timely payment and performance of all Bank Indebtedness, Borrower hereby grants to Bank a security interest in all of Borrower's personal property including, without limitation, all of the following:

         (a) All of Borrower's present and future accounts, contract rights, chattel paper, instruments and documents and all other rights to the payment of money whether or not yet earned, for services rendered or goods sold, consigned, leased or furnished by Borrower or otherwise, together with (i) all goods (including any returned, rejected, repossessed or consigned goods), the sale, consignment, lease or other furnishing of which shall be given or may give rise to any of the foregoing; (ii) all of Borrower's rights as a consignor, consignee, unpaid vendor or other lienor in connection therewith, including stoppage in transit, set-off, detinue, replevin and reclamation; (iii) all general intangibles related thereto; (iv) all guaranties, mortgages, security interests, assignments, and other encumbrances on real or personal property, leases and other agreements or property securing or relating to any accounts;
(v) choses-in-action, claims and judgments; (vi) any return or unearned premiums which may be due upon cancellation of any insurance policies; and (vii) all products and proceeds of any of the foregoing.

         (b) All of Borrower's present and future inventory (including but not limited to goods held for sale or lease or furnished or to be furnished under contracts for service, raw materials, work-in-process, finished goods and goods used or consumed in Borrower's business) whether owned, consigned or held on consignment, together with all merchandise, component materials, supplies, packing, packaging and shipping materials, and all returned, rejected or repossessed goods sold, consigned, leased or otherwise furnished by Borrower, all documents of title covering any of such goods or inventory and all products and proceeds of any of the foregoing.

         (c) All of Borrower's present and future general intangibles (including but not limited to tax refunds and rebates, manufacturing and processing rights, designs, patent rights and applications therefor, trademarks and registrations or applications therefor, trade names, brand names, logos, inventions, copyrights and all applications and registrations therefor), licenses, permits, approvals, software and computer programs, license rights, royalties, trade secrets, methods, processes, know-how, formulas, drawings, specifications, descriptions, label designs, plans, blueprints, patterns and all memoranda, notes and records with respect to any research and development, and all products and proceeds of any of the foregoing.

         (d) All of Borrower's present and future machinery, equipment, furniture, fixtures, motor vehicles, tools, dies, jigs, molds and other articles of tangible personal property of every type together with all parts, substitutions, accretions, accessions, attachments, accessories, additions, components and replacements thereof, all documents of title covering all of such goods and inventory and all manuals of operation, maintenance or repair, and all products and proceeds of any of the foregoing.

         (e) All of Borrower's present and future general ledger sheets, files, records, customer lists, books of account, invoices, bills, certificates or documents of ownership, bills of sale, business papers, correspondence, credit files, tapes, cards, computer runs and all other data and data storage systems whether in the possession of Borrower or any service bureau.

         (f) All letters of credit now existing or hereafter issued naming Borrower as a beneficiary or assigned to Borrower, including the right to receive payment thereunder, and all documents and records associated therewith.

         (g) All of Borrower's investment property and financial assets.

         (h) All deposits, funds, instruments, documents, policies, evidence and certificates of insurance, securities, chattel paper and other assets of Borrower or in which Borrower has an interest and all proceeds thereof, now or at any time hereafter on deposit with or in the possession or control of Bank or owing by Bank to Borrower or in transit by mail or carrier to Bank or in the possession of any other Person acting on Bank's behalf, without regard to whether Bank received the same in pledge, for safekeeping, as agent for collection or otherwise, or whether Bank has conditionally released the same, and in all assets of Borrower in which Bank now has or may at any time hereafter obtain a lien, mortgage, or security interest for any reason.

         (i) All of Borrower's now existing or hereafter arising post-Petition Date causes of action, including, without limitation, causes of action under Sections 544, 545, 546, 547, 548, 549 and 550 of the Bankruptcy Code.

    6.2 Real Property. As further security for the Bank Indebtedness, Borrower shall grant to Bank mortgage liens encumbering the real property listed on
Schedule 6.2 attached hereto, and all improvements thereon and all rights, licenses, permits and approvals related thereto, together with an assignment of all rents and leases related thereto subject only to the liens set forth on
Schedule 6.2 (collectively, the "Mortgaged Property").

    6.3 Insurance. As further security for the Bank Indebtedness, Borrower (and all owners and beneficiaries applicable thereto) shall assign and grant to Bank a security interest in a life insurance policy and the proceeds payable thereunder issued by and maintained with an insurance company acceptable to Bank, insuring the lives of Harvey B. Adams and Ronald J. Adams, each in an amount at least equal to One Million Dollars ($1,000,000.00). Such insurance collateral shall be in addition to all insurance required to be maintained under
Section 8.12 hereof.

    6.4 Surety. As further security for the Bank Indebtedness, Borrower shall cause to be executed and delivered to Bank, the absolute, unconditional, joint and several surety agreement (the "Surety Agreement") of Guarantors with terms and conditions satisfactory to Bank, including, without limitation, the following: (a) the liability of Guarantors under the Surety Agreement shall be limited to an aggregate principal amount equal to Three Million Dollars ($3,000,000.00) (the "Maximum Surety Amount"), together with all costs incurred in collecting such sums; (b) the liability of the Guarantors shall be secured by mortgage liens encumbering the Surety Collateral; and (c) Bank will not proceed against Guarantors under the Surety Agreement for a period of six (6) months after the occurrence of an Event of Default under the Surety Agreement.

    6.5 Validity Assurance and Management Support Letter. As further security for the Bank Indebtedness, Borrower shall cause to be executed and delivered to Bank (a) a validity assurance and management support letter from each of Harvey
B. Adams, Ronald J. Adams and Burton R. Chasnov; and (b) a validity assurance from Daniel A. Rashy, all in form and content satisfactory to Bank.

    6.6 General. The collateral described above in Sections 6.1, 6.2, 6.3, 6.4 and 6.5 is collectively referred to herein as the "Collateral". The above-described security interests, assignments, liens and guarantees shall not be rendered void by the fact that no Bank Indebtedness exists as of any particular date, but shall continue in full force and effect until the Bank Indebtedness has been repaid, and Bank has no agreement or commitment outstanding pursuant to which Bank may extend credit to or on behalf of Borrower. IT IS THE EXPRESS INTENT OF THE BORROWER THAT ALL OF THE COLLATERAL SHALL SECURE NOT ONLY THE OBLIGATIONS UNDER THE LOAN DOCUMENTS, BUT ALSO THE PRE-PETITION BALANCE AND ALL OTHER PRESENT AND FUTURE BANK INDEBTEDNESS (as defined herein).

    6.7 Liens Perfected Without Further Action. The post-petition liens and security interests granted to the Bank pursuant to this Agreement are perfected without further action by the Bank. The Bank may, but shall not be required to, file any Uniform Commercial Code financing statements and/or mortgages in any jurisdiction or take any other or further action to validate or perfect the security interest and liens granted to it pursuant to and in accordance with this Agreement and the taking of such actions by the Bank shall not be deemed a violation of the automatic stay of Bankruptcy Code Section 362. If the Bank deems it convenient, the Borrower shall, upon the Bank's request, execute and deliver to the Bank, all in form and substance satisfactory to the Bank, any other documents, instruments or writings to evidence the terms of this Agreement and/or the Bank's liens and security interests granted herein, and the Bank may request from time to time the execution and delivery of Uniform Commercial Code financing statements, continuation statements, amendments to financing statements, mortgages, and any other instruments and/or documents relating to the borrowing of amounts hereunder and/or the security interests and liens granted hereunder. Borrower also irrevocably authorizes the Bank to file a carbon, photographic or other reproduction of this Agreement and any Order entered pursuant hereto as a financing statement and/or mortgage, and agrees that such filing is sufficient as a financing statement and/or mortgage.

    6.8 Collection of Receivables; Proceeds of Collateral.

         (a) Borrower will collect its accounts receivable only in the ordinary course of business. Borrower will notify all of its account debtors to forward all accounts receivable collections owed to Borrower to a lockbox maintained by Bank, and will execute such lockbox agreements as may be required by Bank and will pay to Bank all customary fees in connection with such lockbox arrangement. Immediately upon receipt, Borrower will forward to Bank all other checks, drafts and other monies received by Borrower which are proceeds of the Collateral to the lockbox maintained by Bank.

         (b) All accounts receivable collections of Borrower and all checks, drafts and other monies received by Borrower which are proceeds of the Collateral will be deposited in a non-interest bearing cash collateral account maintained at Bank (the "Cash Collateral Account"). Bank will have sole dominion and control over all items and funds in the Cash Collateral Account and such items and funds may be withdrawn only by Bank.

         (c) Solely for purposes of calculating interest on the balance of the Line, all items deposited into the Cash Collateral Account will be credited by Bank as payments of the principal balance of the Pre-Petition Balance and the Line, as applicable, on the Business Day on which such items are deposited into the Cash Collateral Account. As compensation for the foregoing arrangement, Borrower will pay to Bank a sum equal to one day's interest on all such deposits, at the interest rate set forth in Section 4.2. Borrower will reimburse Bank on demand for the amount of any items credited as provided above and subsequently returned unpaid. Bank may terminate the foregoing arrangement upon notice to Borrower.

         (d) Borrower agrees that all monies, checks, notes, instruments, drafts or other payments relating to or constituting proceeds of any accounts receivable or other Collateral of Borrower which come into the possession or under the control of Borrower or any employees, agents or other persons acting for or in concert with Borrower, shall be received and held in trust for Bank and such items shall be the sole and exclusive property of Bank. Immediately upon receipt thereof, Borrower and such other persons shall remit the same or cause the same to be remitted, in kind, to Bank. Borrower shall deliver or cause to be delivered to Bank, with appropriate endorsement and assignment to Bank with full recourse to Borrower, all instruments, notes and chattel paper constituting an account receivable or proceeds thereof or other Collateral. Bank is hereby authorized to open all mail addressed to Borrower and endorse all checks, drafts or other items for payment on behalf of Borrower. Bank is granted a power of attorney by Borrower with full power of substitution to execute on behalf of Borrower and in Borrower's name or to endorse Borrower's name on any check, draft, instrument, note or other item of payment or to take any other action or sign any document in order to effectuate the foregoing. Such power of attorney being coupled with an interest is irrevocable until the Bank Indebtedness has been paid in full and Bank has no further commitment or obligation to make any advances under the Line.

7. REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants as follows:

    7.1 Valid Organization, Good Standing and Qualification. Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, has full power and authority to execute, deliver and comply with the Loan Documents, and to carry on its business as it is now being conducted and is duly licensed or qualified as a foreign corporation in good standing under the laws of each other jurisdiction in which the character or location of the properties owned by it or the business transacted by it requires such licensing or qualification and the failure to be so qualified would have a material adverse effect on the Collateral, business operations or financial condition of Borrower.

    7.2 Licenses. Borrower and its employees, servants and agents have all licenses, registrations, approvals and other authority as may be necessary to enable it to own and operate its business and perform all services and business which it has agreed to perform in any state, municipality or other jurisdiction, except where the failure to have such licenses, registrations, approvals or other authority would not have a material adverse affect on the Collateral, business, operations or financial condition of Borrower or the ability of Borrower to perform its obligations under the Loan Documents.

    7.3 Subsidiaries. Borrower owns no shares of stock or other equity interests in any Person, directly or indirectly (by any Subsidiary or otherwise).

    7.4 Financial Statements. Borrower has furnished to Bank the audited financial statements of Borrower certified without qualification by independent public accountants as of December 31, 1996 and all management and comment letters from such accountants in connection therewith, and its internally prepared financial statements as of October 31, 1997. Such financial statements of Borrower (together with the related notes and comments), are correct and complete, fairly present the financial condition and the assets and liabilities of Borrower at such date, and have been prepared in accordance with GAAP.

    7.5 Pending Litigation or Proceedings. Except as set forth on Schedule 7.5 attached hereto, there are no judgments outstanding or actions, suits or proceedings pending or, to the best of Borrower's knowledge, threatened against or affecting Borrower, at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

    7.6 Due Authorization; No Legal Restrictions. The execution and delivery by Borrower of the Loan Documents, the consummation of the transactions contemplated by the Loan Documents and the fulfillment and compliance by Borrower with the respective terms, conditions and provisions of the Loan
Documents: (a) have been duly authorized by all requisite corporate action of Borrower; (b) will not conflict with or result in a breach of, or constitute a default (or might, upon the passage of time or the giving of notice or both, constitute a default) under, any of the terms, conditions or provisions of any applicable statute, law, rule, regulation or ordinance or Borrower's Certificate of Incorporation or By-Laws or any indenture, mortgage, loan or credit agreement or instrument to which Borrower is a party or by which Borrower may be bound or affected, or any judgment or order of any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign; and
(c) will not result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of Borrower under the terms or provisions of any such agreement or instrument, except liens in favor of Bank.

    7.7 Enforceability. The Loan Documents have been duly executed by Borrower and delivered to Bank and constitute legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their terms.

    7.8 Governmental Consents. Except for Bankruptcy Court approval, no consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of Borrower (and not obtained by Borrower prior to the date hereof) is required in connection with the execution, delivery or performance by Borrower of the Loan Documents or the consummation of the transactions contemplated thereby.

    7.9 Taxes. Except as set forth on Schedule 7.9 attached hereto, Borrower has filed all tax returns which it is required to file and has paid, or made provision for the payment of, all taxes which have or may have become due pursuant to such returns or pursuant to any assessment received by Borrower. Such tax returns are complete and accurate in all material respects. Borrower knows of no proposed additional assessment or basis for any assessment of additional taxes.

    7.10 Title to Collateral. The Collateral is and will be owned by Borrower free and clear of all liens and other encumbrances of any kind (including liens or other encumbrances upon properties acquired or to be acquired under conditional sales agreements or other title retention devices), excepting only the Permitted Encumbrances. Borrower will defend the

Collateral against any claims of all persons or entities other than the Bank.

    7.11 Addresses. During the past five (5) years, Borrower has not been known by any names (including trade names) other than those set forth in Schedule 7.11 attached hereto and has not been located at any addresses other than those set forth on Schedule 7.11 attached hereto. The portions of the Collateral which are tangible property and Borrower's books and records pertaining thereto will at all times be located at the addresses set forth on Schedule 7.11; or such other location determined by Borrower after prior notice to Bank and delivery to Bank of any items requested by Bank to maintain perfection and priority of Bank's security interests and access to Borrower's books and records. Schedule 7.11 identifies the chief executive office of Borrower.

    7.12 Current Compliance. Borrower is currently in compliance with all of the terms and conditions of the Loan Documents.

    7.13 Pension Plans. Except as disclosed on Schedule 7.13 hereto: (a) Borrower has no obligations with respect to any employee pension benefit plan ("ERISA Plan") (as such term is defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA")); (b) no events, including, without limitation, any "Reportable Event" or "Prohibited Transaction" (as those terms are defined under ERISA), have occurred and are continuing in connection with any ERISA Plan of Borrower which might constitute grounds for the termination of any such ERISA Plan by the Pension Benefit Guaranty Corporation ("PBGC") or for the appointment by any United States District Court of a trustee to administer any such ERISA Plan; (c) all of Borrower's ERISA Plans meet with the minimum funding standards of Section 302 of ERISA; and (d) Borrower has no existing liability to the PBGC. Borrower is not subject to or bound to make contributions to any "multi-employer plan" as such term is defined in Section 4001(a)(3) of ERISA.

    7.14 Intellectual Property. Borrower owns or possesses the irrevocable right to use all of the patents, trademarks, service marks, trade names, copyrights, licenses, franchises and permits and rights with respect to the foregoing necessary to own and operate the Borrower's properties and to carry on its business as presently conducted and presently planned to be conducted without conflict with the rights of others. Schedule 7.14 sets forth an accurate list and description of each such patent, trademark, service mark, trade name, copyright, license, franchise and permit and right with respect to the foregoing, together with all registration or application numbers or information with respect thereto.

    7.15 Eligible Inventory Warranties. With respect to Eligible Inventory from time to time scheduled, listed or referred to in any certificate, statement or report prepared by or for Borrower and delivered to Bank and upon which Borrower is basing availability under the Line, Borrower warrants and represents that:
(a) such inventory is located at the address or addresses listed on Schedule
7.11 attached hereto and is not in transit (except between locations of Borrower described on Schedule 7.11 hereto and other locations of Borrower established in accordance with the terms and conditions of this Agreement); (b) Borrower has good, indefeasible and merchantable title to such inventory and such inventory is not subject to any lien or security interest whatsoever except for the prior, perfected security interest granted to Bank; (c) such inventory is of good and merchantable quality, free from any defects; (d) such inventory is not subject to any licensing, patent, royalty, trademark, trade name or copyright agreements with any third parties; and (e) the completion of the manufacture and sale or other disposition of such inventory by Bank following an Event of Default shall not require the consent of any person and shall not constitute a breach or default under any contract or agreement to which Borrower is a party or to which the inventory is subject.

    7.16 Eligible Account Warranties. With respect to all Eligible Receivables from time to time scheduled, listed or referred to in any certificate, statement or report prepared by or for Borrower and delivered to Bank and upon which Borrower is basing availability under the Line, Borrower warrants and represents that: (a) the accounts arose in the ordinary course of Borrower's business; (b) the accounts are genuine, are in all respects what they purport to be, and are not evidenced by any chattel paper, note, instrument or judgment; (c) Borrower has absolute title to such accounts and the accounts represent undisputed, bona fide transactions completed in accordance with the terms thereof and as represented to Bank; (d) no payments have been or will be made thereon, except payments immediately delivered to Bank pursuant to the Loan Documents;
(e) there are no setoffs, counterclaims, disputes, discounts (other than prompt payment discounts not in excess of five percent (5%) of the face amount thereof), credits, charge backs, freight claims, allowances or adjustments existing or asserted with respect thereto and Borrower has not made any agreement with any account debtor for any deduction therefrom; (f) there are no facts, events or occurrences which impair the validity or enforcement thereof or may reduce the amount payable thereunder as shown on any certificates, statements or reports, prepared by or for Borrower and delivered to Bank, Borrower's books and records and all invoices and statements delivered to Bank with respect thereto; (g) to the best of Borrower's knowledge, all account debtors have the capacity to contract and are solvent; (h) the goods sold giving rise thereto are not subject to any lien, claim, encumbrance or security interest except that of Bank; (i) to the best of Borrower's knowledge, there are no proceedings or actions which are threatened or pending against any account debtor which might result in any material adverse change in such account debtor's financial condition; (j) the account is not an account with respect to which the account debtor is an Affiliate of Borrower or a director, officer or employee of Borrower or its Affiliates; (k) the account does not arise with respect to goods which have been returned, rejected, lost or damaged or which have not been shipped or arise with respect to services which have not been fully performed and accepted as satisfactory by the account debtor; (l) the account is not an account with respect to which the account debtor's obligation to pay the account is conditional upon the account debtor's approval or is otherwise subject to any repurchase obligation or return right, as with sales made on a consignment bill-and-hold, guaranteed sale, sale-and-return, or sale on approval basis; (m) the amounts shown on the applicable certificates, statements, on Borrower's books and records and all invoices and statements which may be delivered to Bank with respect to such accounts are actually and absolutely owing to Borrower and are not in any way contingent (except in connection with Borrower's standard product warranties); and (n) the accounts have not been sold, assigned or transferred to any other Person and no Person except Borrower has any claim thereto or (with the exception of the applicable account debtor) any claims to the goods sold.

    7.17 Business Interruptions. Within five (5) years prior to the date hereof, neither the business, Collateral nor operations of Borrower have been materially and adversely affected in any way by any casualty, strike, lockout, combination of workers, order of the United States of America, or any state or local government, or any political subdivision or agency thereof, directed against Borrower. There are no pending or threatened labor disputes, strikes, lockouts or similar occurrences or grievances against the business being operated by Borrower.

    7.18 Accuracy of Representations and Warranties. No representation or warranty by Borrower contained herein or in any certificate or other document furnished by Borrower pursuant hereto or in connection herewith fails to contain any statement of material fact necessary to make such representation or warranty not misleading in light of the circumstances under which it was made. There is no fact which Borrower knows or should know and has not disclosed to Bank, which does or may materially and adversely affect Borrower, or any of its operations.

8. GENERAL COVENANTS. Except with the prior written consent of Bank, Borrower will comply with the following:

    8.1 Payment of Principal, Interest and Other Amounts Due. Borrower will pay when due all Bank Indebtedness and all other amounts payable by it hereunder.

    8.2 Limitation on Sale and Leaseback. Borrower will not enter into any arrangement whereby it will sell or transfer any real property or improvements thereon or other fixed assets owned by it and then or thereafter rent or lease as lessee such property, improvements or assets or any part thereof, or other property which any Borrower shall intend to use for substantially the same purposes as the property sold or transferred.

    8.3 Limitation on Indebtedness. Borrower will not have at any time outstanding to any Person other than Bank, any Indebtedness for borrowed money, Capitalized Lease Obligations, or any outstanding letters of credit issued for Borrower's account, except:

         (a) Pre-Petition Accounts Payable;

         (b) Current accounts payable incurred in the ordinary course of Borrower's business, accrued expenses and other current items arising out of transactions (other than borrowings) in the ordinary course of Borrower's business;

         (c) Existing Indebtedness for borrowed money and for Capitalized Lease Obligations described on Schedule 8.3; and

         (d) Letters of credit issued pursuant to this Agreement.

    8.4 Investments and Loans. Borrower will not have or make any investments in all or a material portion of the capital stock or securities of any Person, or any loans, advances or extensions of credit to any Person, except to customers in the ordinary course of Borrower's business.

    8.5 Guaranties. Borrower will not directly or indirectly guarantee, endorse (other than for collection or deposit in the ordinary course of business), discount, sell with recourse or for less than the face value or agree (contingently or otherwise) to purchase or repurchase or otherwise acquire, or otherwise become directly or indirectly liable for, or agree (contingently or otherwise) to supply or advance funds (whether by loan, stock purchase, capital contribution or otherwise) in respect of, any Indebtedness, obligations or liabilities of any Person.

    8.6 Disposition of Assets. Borrower will not sell, lease, transfer or otherwise dispose of all, substantially all, or any material portion of its property or assets, except for (a) sales of inventory in the ordinary course for fair consideration, and (b) any other sale approved by the Bankruptcy Court, provided that Bank received from Borrower two (2) Business Days prior written notice of Borrower's intention to submit such sale to the Bankruptcy Court for approval, which notice shall include a draft of the proposed agreement of sale and other sale documents.

    8.7 Merger; Consolidation; Business Acquisitions; Subsidiaries. Borrower will not (a) merge into or consolidate with any Person, or (b) acquire any material portion of the stock, ownership interests, assets or business of any Person, permit any Person to merge into it, or form any new Subsidiaries.

    8.8 Taxes; Claims for Labor and Materials. Borrower will pay or cause to be paid when due all taxes, assessments, governmental charges or levies imposed upon it or its income, profits, payroll or any property belonging to it, including without limitation all withholding taxes, and all claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon any of its properties or assets; provided that Borrower shall not be required to pay any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings promptly initiated and diligently conducted by Borrower and neither execution, foreclosure nor levy shall have been commenced in respect thereof and Borrower shall have set aside on its books adequate reserves with respect thereto. Borrower will not file or consent to the filing of, any consolidated income tax return with any Person other than a Subsidiary.

    8.9 Liens. Borrower will not create, incur or permit to exist any mortgage, pledge, encumbrance, lien, security interest or charge of any kind (including liens or charges upon properties acquired or to be acquired under conditional sales agreements or other title retention devices) on its property or assets, whether now owned or hereafter acquired, or upon any income, profits or proceeds therefrom, except (all of the following being collectively, the "Permitted Encumbrances"):

         (a) Security interests and mortgages held by Bank;

         (b) Liens incurred or deposits made in the ordinary course of business
(i) in connection with worker's compensation, unemployment insurance, social security and other like laws, (ii) to secure the performance of statutory obligations or bids, tenders or contracts, not incurred in connection with either (A) the borrowing of money or (B) the deferred purchase price of goods or inventory, or (iii) liens for taxes, assessments or other governmental charges not delinquent, or being contested in good faith by appropriate proceedings;

         (c) Encumbrances consisting of zoning restrictions, easements, restrictions on the use of real property or minor irregularities of title thereto, none of which materially impairs the use of such property by Borrower in the operation of its business; and

         (d) Liens and security interests listed on Schedule 8.9 attached hereto.

    Borrower shall not enter into any agreement with any other Person which shall prohibit Borrower from granting, creating or suffering to exist, or otherwise restrict in any way (whether by covenant, by identifying such event as a default under such agreement or otherwise) the ability of Borrower to grant, create or suffer to exist, any lien, security interest or other charge or encumbrance upon or with respect to any of its assets in favor of Bank.

    Borrower will not apply for or obtain any letters of credit for the payment of or to secure the payment for any inventory or other assets to be acquired by Borrower, except letters of credit issued by Bank, at its discretion.

    8.10 Existence; Approvals; Qualification; Business Operations; Compliance with Laws. Borrower (a) will obtain, preserve and keep in full force and effect its separate corporate existence and all rights, licenses, registrations and franchises necessary to the proper conduct of its business or affairs; (b) will qualify and remain qualified as a foreign corporation in each jurisdiction in which the character or location of the properties owned by it or the business transacted by it requires such qualification and the failure to be so qualified would have a material adverse effect on the Collateral, business operations or financial condition of Borrower; (c) subject to limitations imposed by the Bankruptcy Court and/or the Bankruptcy Code and except for the termination of manufacturing operations at any Manufacturing Facility, will continue to operate its business in substantially the same manner as presently operated; and (d) will comply in all material respects with the requirements of all applicable laws and all rules, regulations (including environmental regulations) and orders of regulatory agencies and authorities having jurisdiction over it.

    8.11 Maintenance of Properties, Intellectual Property. Borrower will maintain, preserve, protect and keep or cause to be maintained, preserved, protected and kept its real and personal property used or useful in the conduct of its business in good working order and condition, reasonable wear and tear excepted, and will pay and discharge when due the cost of repairs to and maintenance of the same.

    With respect to any and all trademarks, registrations, copyrights, patents, patent rights and applications for any of the foregoing, Borrower shall maintain and protect the same and shall, in the exercise of its reasonable business judgment, take and assert such remedies as are available to Borrower to prevent any other Person from infringing upon or claiming any interest in any such trademarks, registrations, copyrights, patents, patent rights or application for any of the foregoing.

    Borrower will notify Bank immediately of: (a) Borrower's learning of the creation by Borrower or any of its employees of any significant inventions relating to Borrower's business; (b) Borrower's learning of any changes or improvements made to an invention created or owned by Borrower or any of its employees and relating to Borrower's business; (c) the filing of any patent or trademark application, whether domestic or foreign, by Borrower or, if Borrower will have any rights therein, any of its employees; (d) the grant of any patent or trademark, whether domestic or foreign, to Borrower or, if Borrower will have any rights therein, any of its employees; or (e) Borrower's intent to abandon a patent or trademark.

    Borrower will, if requested by Bank: (i) execute and deliver to Bank assignments, financing statements, patent mortgages or such other documents, in form and substance acceptable to Bank, necessary to perfect and maintain Bank's security interest in all existing and future patents, patent applications, trademarks, trademark applications, and other general intangibles owned by Borrower; (ii) furnish Bank with evidence satisfactory to Bank that all actions necessary to maintain and protect each trademark and patent owned by Borrower or its employees and relating to Borrower's business have been taken in a timely manner; and (iii) execute and deliver to Bank an agreement permitting Bank to exercise all of Borrower's rights in, to and under any patent or trademark owned by Borrower or, to the extent Borrower has any rights therein, any of its employees.

    8.12 Insurance. Borrower will carry adequate insurance issued by an insurer acceptable to Bank, in amounts acceptable to Bank (at least adequate to comply with any co-insurance provisions) and against all such liability and hazards as are usually carried by entities engaged in the same or a similar business similarly situated or as may be required by Bank, and in addition, will carry business interruption insurance in such amounts as may be required by Bank. In the case of insurance on any of the Collateral, Borrower shall carry insurance in the full insurable value thereof and cause Bank to be named as insured mortgagee with respect to all real property, loss payee (with a lender's loss payable endorsement) with respect to all personal property, and additional insured with respect to all liability insurance, as its interests may appear, with thirty (30) days' notice to be given Bank by the insurance carrier prior to cancellation or material modification of such insurance coverage.

    Borrower shall cause to be delivered to Bank the insurance policies therefor or in the alternative, evidence of insurance and at least thirty (30) Business Days prior to the expiration of any such insurance, additional policies or duplicates thereof or in the alternative, evidence of insurance evidencing the renewal of such insurance and payment of the premiums therefor. Borrower shall direct all insurers that in the event of any loss thereunder or the cancellation of any insurance policy, the insurers shall make payments for such loss and pay all return or unearned premiums directly to Bank and not to Borrower and Bank jointly.

    In the event of any loss, Borrower will give Bank immediate notice thereof and Bank may make proof of loss whether the same is done by Borrower. Bank is granted a power of attorney by Borrower with full power of substitution to file any proof of loss in Borrower's or Bank's name, to endorse Borrower's name on any check, draft or other instrument evidencing insurance proceeds, and to take any action or sign any document to pursue any insurance loss claim. Such power being coupled with an interest is irrevocable until all Bank Indebtedness is paid in full and Bank has no further funding commitment under or in respect of the Line.

    In the event of any loss, Bank, at its option, may: (a) retain and apply all or any part of the insurance proceeds to reduce, in such order and amounts as Bank may elect, the Bank Indebtedness; or (b) disburse all or any part of such insurance proceeds to or for the benefit of Borrower for the purpose of repairing or replacing Collateral after receiving proof satisfactory to Bank of such repair or replacement or the estimated cost thereof, in either case without waiving or impairing the Bank Indebtedness or any provision of this Agreement. Borrower shall not take out any insurance on the Collateral without having Bank named as loss payee or additional insured thereon. Borrower shall bear the full risk of loss from any loss of any nature whatsoever with respect to the Collateral.

    8.13 Inspections; Examinations. Borrower hereby irrevocably authorizes and directs all accountants and auditors employed by Borrower at any time to exhibit and deliver to Bank copies of any and all of Borrower's financial statements, trial balances or other accounting records of any sort in the accountant's or auditor's possession and copies of all reports submitted to Borrower by such accountants or auditors, including management letters, "comment" letters and audit reports, and to disclose to Bank any information they may have concerning Borrower's financial status and business operations. Borrower further authorizes all federal, state and municipal authorities to furnish to Bank copies of reports or examinations relating to Borrower, whether made by Borrower or otherwise.

    The officers of Bank, or such Persons as any of them may designate, may visit and inspect any of the properties of Borrower, examine (either by Bank's employees or by independent accountants) any of the Collateral or other assets of Borrower, including the books of account of Borrower, and discuss the affairs, finances and accounts of Borrower with its officers and with its independent accountants, at such times as Bank may desire. Provided no Event of Default shall have occurred, Bank will visit Borrower's locations only upon reasonable notice and during normal business hours.

    Bank may conduct at any time and from time to time, and Borrower will fully cooperate with, field examinations of the inventory, accounts receivable and business affairs of Borrower. Borrower shall reimburse Bank for all costs and expenses incurred by Bank in connection with any audit conducted hereunder, including, without limitation, the sum of Six Hundred Dollars ($600.00) per day per individual involved in such audit; provided that, if no Event of Default has occurred hereunder, Bank will only be entitled to reimbursement of audit expenses which do not exceed Four Thousand Dollars ($4,000.00) in the aggregate per month on a cumulative basis.

    8.14 Pension Plans. Borrower will: (a) keep in full force and effect any and all ERISA Plans which are presently in existence or may, from time to time, come into existence under ERISA, unless such ERISA Plans can be terminated without material liability to Borrower in connection with such termination (as distinguished from any continuing funding obligation); (b) make contributions to all of Borrower's ERISA Plans in a timely manner and in a sufficient amount to comply with the minimum funding requirements of ERISA; (c) comply with all material requirements of ERISA which relate to such ERISA Plans so as to preclude the occurrence of any Reportable Event, Prohibited Transaction or material "accumulated funding deficiency" as such term is defined in ERISA; and
(d) notify Bank immediately upon receipt by Borrower of any notice of the institution of any proceeding or other action which may result in the termination of any ERISA Plan and deliver to Bank, promptly after the filing or receipt thereof, copies of all reports or notices which Borrower files or receives under ERISA with or from the Internal Revenue Service, the PBGC, or the U.S. Department of Labor.

    8.15 Bank of Account. Except for payroll accounts, accounts with a balance not to exceed at any time Five Hundred Dollars ($500.00) for locations not accessible to Bank branches or as otherwise expressly permitted by Bank, Borrower will maintain all its bank accounts with Bank.

    8.16 Maintenance of Management. Borrower will cause its business to be continuously managed by its present senior management team consisting of Harvey
B. Adams, Ronald J. Adams and Burton R. Chasnov or such other persons (serving in such management positions) as may be reasonably satisfactory to Bank.

    8.17 Capital Stock; Dividends. Borrower will not redeem, repurchase or otherwise make any payment or distribution to acquire any of its capital stock. Borrower will not pay cash dividends or make other distributions on account of its capital stock. The foregoing shall not preclude Borrower from implementing stock splits or paying stock dividends.

    8.18 Transactions with Affiliates. Except for those disclosed on Schedule
8.18 attached hereto, Borrower will not enter into or conduct any transaction with any Affiliate except on terms that would be usual and customary in a similar transaction between Persons not affiliated with each other and except as disclosed to Bank. Borrower will not make any loans or extensions of credit to any of its Affiliates, shareholders, directors or officers, except for the existing loans described in Schedule 8.18 attached hereto. Borrower will cause all of its Indebtedness at any time owed to its Affiliates, shareholders, directors and officers to be subordinated in all respects to all present and future Bank Indebtedness and will not make any payments thereon, except as approved by Bank in writing.

    8.19 Name or Address Change. Borrower shall not change its name or the address of its principal executive office except upon thirty (30) days prior written notice to Bank and delivery to Bank of any items requested by Bank to maintain perfection and priority of Bank's security interests and access to Borrower's books and records.

    8.20 Notices. Borrower will promptly notify Bank of: (a) any action or proceeding brought against Borrower wherein such action or proceeding would, if determined adversely to Borrower, result in any material liability of Borrower;
(b) the occurrence of any Event of Default; (c) any fact, condition or event which, with the giving of notice or the passage of time or both, could become an Event of Default; (d) the failure of Borrower to observe any of its undertakings under the Loan Documents; or (e) any material adverse change in the assets, business, operations or financial condition of Borrower.

    8.21 Additional Documents and Future Actions. Borrower will, at its sole cost, take such actions and provide Bank from time to time with such agreements, financing statements and additional instruments, documents or information as Bank may in its discretion deem necessary or advisable to perfect, protect, maintain or enforce the security interests in the Collateral, to permit Bank to protect or enforce its interest in the Collateral, or to carry out the terms of the Loan Documents. Borrower hereby authorizes and appoints Bank as its attorney-in-fact, with full power of substitution, to take such actions as Bank may deem advisable to protect the Collateral and its interests thereon and its rights hereunder, to execute on Borrower's behalf and file at Borrower's expense financing statements, and amendments thereto, in those public offices deemed necessary or appropriate by Bank to establish, maintain and protect a continuously perfected security interest in the Collateral, and to execute on Borrower's behalf such other documents and notices as Bank may deem advisable to protect the Collateral and its interests therein and its rights hereunder. Such power being coupled with an interest is irrevocable until the Bank Indebtedness is paid in full and Bank has no further funding commitment under or in respect of the Line. Borrower irrevocably authorizes the filing of a carbon, photographic or other copy of this Agreement, or of a financing statement, as a financing statement and agrees that such filing is sufficient as a financing statement.

    8.22 Accounts Receivable. Unless Bank notifies Borrower in writing that it dispenses with any one or more of the following requirements, Borrower will: (a) inform Bank immediately of the rejection of goods, claims made or delay in delivery or performance in regard to any account or contract right upon which Borrower has based availability for advances under the Line and will adjust the Borrowing Base calculation under the Line to reduce the availability for advances under the Line by the applicable percentage of the amount of such account; (b) make no change in any account upon which Borrower has based availability for advances under the Line, unless such change is reflected in the Borrowing Base calculation; (c) furnish to Bank all information received by Borrower materially adversely affecting the financial standing of any account debtor whose account or contract right has been specifically assigned to Bank;
(d) pay Bank the amount loaned against any account or contract right if the goods are returned by purchaser or the contract is canceled or terminated or adjust the Borrowing Base calculation to reduce the availability for advances under the Line by the applicable percentage of the amount of such account; (e) immediately notify Bank if any of its accounts arise out of contracts with the United States or any department, agency or instrumentality thereof, and execute any instruments and take any steps required by Bank in order that all monies due and to become due under such contract shall be assigned to Bank and notice thereof given to the Government under the Federal Assignment of Claims Act; and
(f) deliver to Bank, with appropriate endorsement or assignment, any instrument or chattel paper representing an account or contract right. Any permission granted to Borrower by Bank to omit any of the requirements of this Section 8.22 may be revoked by Bank at any time.

    Borrower will, if requested by Bank: (a) give Bank assignments, in form acceptable to Bank, of specific accounts or groups of accounts and monies due and to become due under specific contracts and specific general intangibles; (b) furnish to Bank a copy, with such duplicate copies as Bank may request, of the invoice applicable to each account specifically assigned to Bank or arising out of a contract right, bearing a statement that such account has been assigned to Bank and such additional statements as Bank may require; (c) mark its records evidencing its accounts in a manner satisfactory to Bank so as to show which accounts have been assigned to Bank; (d) furnish to Bank satisfactory evidence of the shipment and receipt of any goods specified by Bank and the performance of any services or obligations covered by accounts or contracts in which Bank has a security interest; (e) pay Bank the unpaid portion of the amount advanced under the Line in respect of any account or contract right upon which Borrower has based availability for advances under the Line, or adjust the Borrowing Base under the Line by the applicable percentage of the amount of such account, if (i) such account is not paid within ninety (90) days of its invoice date, (ii) the subject account debtor does not accept the goods or services, (iii) any petition under the Bankruptcy Code or any similar Federal or State statute is filed by or against the subject account debtor, or (iv) Bank shall at any time reject the account as unsatisfactory; and until such payment or adjustment is made by Borrower, Bank may retain any such account or contract right as security and may charge any deposit account of Borrower with any such amounts; (f) join with Bank in executing a financing statement, notice, affidavit or similar instrument, in form satisfactory to Bank, and such continuation statements and other instruments as Bank may from time to time request and pay the cost of filing the same in any public office deemed advisable by Bank; (g) give Bank such financial statements, reports, certificates, lists of purchasers (showing names, addresses, and amounts owing) and other data concerning its accounts, contracts, collections, inventory, general intangibles and other matters as Bank may from time to time specify; (h) segregate cash proceeds of Collateral so that they may be identified readily, and deliver the same to the Bank at such time or times and in such manner and form as the Bank may direct; (i) furnish such witnesses as may be necessary to establish legal proof of the Collateral or records relating to the Collateral; and (j) obtain from any owner, encumbrancer or other person having an interest in the property where any Collateral is located, written consent to Bank's removal of the Collateral therefrom, without liability on the part of Bank to such owner, encumbrancer or other person, or from any such owner, encumbrancer or other person such waivers of any interest in the Collateral as Bank may require.

    8.23 Material Adverse Contracts. Neither Borrower nor either Guarantor will become or be a party to any contract or agreement which might reasonably be expected to have a materially adverse impact on its or either Guarantor's ability to perform under this Agreement, the Surety Agreement or any other agreement with Bank to which it or either Guarantor is a party.

    8.24 Restrictions on Use of Proceeds. Borrower will not carry or purchase with the proceeds of the Line any "margin security" within the meaning of Regulations U, G, T or X of the Board of Governors of the Federal Reserve System.

    8.25 Subordinated Indebtedness. Borrower will not make any payments on or prepay or otherwise accelerate payment of any Subordinated Indebtedness.

    8.26 Life Insurance. Borrower will cause to be maintained the life insurance coverage required under Section 6.3 and will deliver to Bank evidence of such coverage showing all premiums paid for the subsequent 12-month period at least thirty (30) days prior to the expiration of such insurance policy.

    8.27 Interim Financing Order; Permanent Financing Order. Borrower shall at all times comply with all terms and conditions of the Interim Financing Order and the Permanent Financing Order.

    8.28 Permanent Financing Order. Borrower will use its best efforts to cause the Permanent Financing Order to be entered by the Bankruptcy Court on or before forty-five (45) days after the date of entry of the Interim Financing Order, provided that such Permanent Financing Order shall be entered on or before sixty
(60) days after the date of entry of the Interim Financing Order.

    8.29 Year End. Borrower shall not change its fiscal year end without Bank's prior written consent.

    8.30 Capital Expenditures. Borrower and Guarantors agree that Borrower shall not make any capital expenditures or incur any Capitalized Lease Obligations.

    8.31 Officer Compensation. Officer Compensation payable to any Guarantor by Borrower shall be limited to the applicable amounts set forth on Schedule 1.48 attached hereto. Ten percent (10%) of the base salary payable to Harvey B. Adams by Borrower and five percent (5%) of the base salary payable to Ronald J. Adams by Borrower shall be deferred and not paid until consummation of the sale of the fixed assets of the Manufacturing Facilities, or either of them, which result in the payment to Bank of Net Proceeds Payable to Bank in an aggregate amount of at least One Million Five Hundred Thousand Dollars ($1,500,000.00) (the "Final Sale Date"). Compensation paid to Guarantors after the Final Sale Date shall not be subject to such deferral. Any Officer Compensation deferred pursuant to this provision may be paid to Guarantors after the earlier of (a) entry of a final order of the Bankruptcy Court approving a plan of reorganization of Borrower; or
(b) satisfaction of all Bank Indebtedness and termination of Bank's obligations hereunder.

    8.32 Compensation to Chasnov. Compensation payable to Burton Chasnov shall be limited to the amount set forth on Schedule 8.32 attached hereto.

    8.33 Cash Collateral. Borrower shall give at least two (2) Business Days' prior written notice to Bank before scheduling a hearing on any motion requesting the use of cash collateral (as such term is defined in Section 363 of the Bankruptcy Code) in which Bank has an interest.

    8.34 Opening Balance Sheet. On or before January 15, 1998, Borrower shall deliver to Bank its balance sheet dated as of the Petition Date.

    8.35 Sale of Manufacturing Facilities. Borrower shall use its best efforts to sell the fixed assets of the Manufacturing Facilities.

9. ACCOUNTING RECORDS, REPORTS AND FINANCIAL STATEMENTS. Borrower will maintain books of record and account in which full, correct and current entries in accordance with GAAP will be made of all of Borrower's dealings, business and affairs, and Borrower will deliver or cause to be delivered to Bank the following:

    9.1 Annual Statements. As soon as available and in any event within ninety
(90) days after the end of each fiscal year of Borrower:

         (a) the audited income and retained earnings statements of Borrower for such fiscal year,

         (b) the audited balance sheet of Borrower as at the end of such fiscal year, and

         (c) the audited statement of cash flows of Borrower for such fiscal year,

setting forth in comparative form the corresponding figures as at the end of the previous fiscal year, all in reasonable detail, including all supporting schedules and comments. The foregoing statements and balance sheets shall be prepared in accordance with GAAP and shall be audited by BDO Seidman, LLP, Borrower's current independent certified public accountants, or such other independent certified public accountants of recognized standing acceptable to Bank in the reasonable exercise of its discretion, with respect to which such accountants shall deliver their audit opinion and accountant prepared management letter. As soon as available and in any event within seventy (70) days after the end of each fiscal year of Borrower, Borrower shall deliver to Bank the foregoing statements in draft form.

    9.2 Cash Budget Statements. As soon as available and in any event on Wednesday of each week, a report, in form and content acceptable to Bank, comparing Borrower's actual results of operation (on a cash basis) for the week just ended to the results forecasted in the Budget for such week, which report shall include, without limitation, actual receipts and disbursements, cash flow and availability.

    9.3 Monthly Statements. As soon as available and in any event within thirty
(30) days after the end of each calendar month:

         (a) the income and retained earnings statements of Borrower for such month and for the portion of the fiscal year then ended,

         (b) the balance sheet of Borrower as of the end of such month and for the portion of the fiscal year then ended, and

         (c) the statement of cash flows of Borrower for such month and for the portion of the fiscal year then ended (in a form acceptable to Bank),

setting forth in comparative form the corresponding figures as at the end of the corresponding month of the previous fiscal year (if applicable) and the budgeted figures based upon the Budget, all in reasonable detail, subject to year-end adjustments, and certified by the chief financial officer of Borrower to be accurate and to have been prepared in accordance with GAAP.

    9.4 10-K; 10-Q Statements. Copies of Borrower's 10-K and 10-Q statements promptly upon the filing of such statements with the Securities and Exchange Commission but in any event within five (5) days thereafter.

    9.5 Weekly Collateral and Payables Statements. As soon as available and in any event on Wednesday of each week, (a) a schedule of Borrower's accounts receivable, identifying all Pre- Petition Eligible Receivables and Post-Petition Eligible Receivables, and the aging thereof by open invoice of each customer of Borrower; (b) a schedule of Borrower's accounts payable, identifying Pre-Petition Accounts Payable and Post-Petition Accounts Payable, and an aging thereof by open invoice; and (b) a schedule of Borrower's inventory, identifying all Pre-Petition Eligible Inventory and Post-Petition Eligible Inventory, all certified as to accuracy by the chief financial officer of Borrower. Borrower will also provide Bank with all information reasonably requested by Bank with respect to any account debtor.

    9.6 Accounts Receivable Borrowing Base Information and Related Documents. On each Business Day, an accounts receivable assignment and a sales, collection and credit report in the form and content reasonably acceptable to Bank and a copy of Borrower's sales, collection and credit journal entries for the Business Day then ended, together with such additional information and details as may be requested by Bank, all certified as to accuracy by the chief financial officer, or corporate controller or assistant corporate controller of Borrower. Such report shall specifically identify Pre-Petition Eligible Receivables and Post-Petition Eligible Receivables.

    9.7 Inventory Borrowing Base Information and Related Documents. On each Business Day, an inventory certification in the form and content reasonably acceptable to Bank, together with such additional information and details as may be requested by Bank, including without limitation specific identification of all Pre-Petition Eligible Inventory and Post-Petition Eligible Inventory, all certified as to accuracy by the chief financial officer, corporate controller or assistant corporate controller of Borrower.

    9.8 Audit Reports. Promptly upon receipt thereof, one copy of each other report submitted to Borrower, by independent accountants, including management letters, "comment" letters, in connection with any annual, interim or special audit report made by them of the books of Borrower.

    9.9 Reports to Governmental Agencies and Other Creditors. With reasonable promptness, copies of all such financial reports, statements and returns which Borrower shall file with any federal or state department, commission, board, bureau, agency or instrumentality and any report or statement delivered by Borrower to any supplier or other creditor in connection with any payment restructuring.

    9.10 Requested Information. With reasonable promptness, all such other data and information in respect of the condition, operation and affairs of Borrower as Bank may reasonably request from time to time.

    9.11 Compliance Certificates. Within the periods provided in Sections 9.1 and 9.3 above, a certificate of the chief financial officer or corporate controller of Borrower: (a) stating that Borrower has observed, performed and complied with each and every undertaking contained herein (or, as applicable, the nature of any non-compliance and the action taken or proposed to be taken by Borrower with respect thereto); and (b) certifying that as of the date of such certification, there does not exist any Event of Default or any occurrence or state of affairs which with the giving of notice, passage of time or both would constitute an Event of Default (or, if any Event of Default or incipient Event of Default exists, the nature thereof and the action being taken or proposed to be taken by Borrower with respect thereto). Such certificate will be in form and content reasonably acceptable to Bank.

    9.12 Accountant's Certificate. Within the period provided in Section 9.1, a report of the independent public accountants who render an opinion with respect to the financial statements referred to therein, stating that they have reviewed the terms of this Agreement and that in making the examinations necessary to their certification mentioned in Section 9.1, they have reviewed the accounts and condition of Borrower during the accounting period covered by their certificate and that such review did not disclose the existence of any condition or event which constitutes an Event of Default or would, upon giving notice or passage of time or both, constitute an Event of Default (or if such conditions or events existed, describing them).

    9.13 Guarantor's Annual Statements. On or before April 15 of each year, or more frequently, as requested by Bank, financial statements of each Guarantor, in a form reasonably satisfactory to Bank, and upon filing thereof, a copy of the annual federal tax returns (including all applicable schedules) of each Guarantor, certified by the subject Guarantor to be accurate and complete. Notwithstanding the foregoing, (a) Ronald J. Adams shall deliver to Bank contemporaneously herewith, his current financial statements in form reasonably satisfactory to Bank, certified by Ronald J. Adams to be accurate and complete; and (b) Harvey B. Adams shall deliver to Bank by not later than January 18, 1998, his current financial statements in form reasonably satisfactory to Bank, certified by Harvey B. Adams to be accurate and complete.

10. ENVIRONMENTAL REPRESENTATIONS AND COVENANTS.

    10.1 Representations. Borrower represents to Bank as follows: (a) the Environmental Affiliates are in compliance in all material respects with all Environmental Requirements and Borrower has no knowledge of any circumstances which may prevent or interfere with such compliance in the future; (b) the Environmental Affiliates have all licenses, permits, approvals and authorizations required under applicable Environmental Requirements unless the failure to have the same would not have a material adverse effect on the business operations, Collateral or financial condition of Borrower; (c) there are no pending or threatened claims against any of the Environmental Affiliates or any of their assets related to the failure to comply with any Environmental Requirements, or any facts or circumstances which could give rise to a material claim; (d) no facility or property now or previously owned, operated or leased by any Environmental Affiliate is an Environmental Cleanup Site; (e) no Environmental Affiliate has treated, stored, transported, handled or disposed of Special Materials at or adjacent to any Environmental Cleanup Site except in compliance with all applicable Environmental Requirements; (f) there are no liens or claims for cost reimbursement outstanding or threatened against any Environmental Affiliate or any of their assets, or any facts or circumstances which could give rise to such a lien or claim; and (g) there are no facts or circumstances which, under the provisions of any Environmental Requirements, could restrict the use, occupancy or transferability of any of the Collateral or any of the facilities owned, leased or operated by any Environmental Affiliate.

    10.2 Real Property. Borrower represents and warrants to Bank that there are no Special Materials presently located on or, to the best of its knowledge, near any real property owned, leased or operated by any Environmental Affiliate (collectively, "Real Property") except for Special Materials which are and have at all times been treated, stored, transported, handled and disposed of in compliance with all Environmental Requirements. Borrower represents to Bank that the Real Property is not now being used nor, to the best of its knowledge, has it ever been used in the past for activities involving Special Materials, including but not limited to the use, generation, collection, storage, treatment, or disposal of any Special Materials except for Special Materials which are and have at all times been treated, stored, transported, handled and disposed of in compliance with all Environmental Requirements. Without limiting the generality of the foregoing, the Real Property is not being used nor, to the best of Borrower's knowledge, has it ever been used in the past for a landfill, surface impoundment or other area for the treatment, storage or disposal of solid waste (including solid waste such as sludge).

    10.3 Covenant Regarding Compliance. Borrower shall take or cause all Environmental Affiliates to take, at Borrower's and such Environmental Affiliate's sole expense, such actions as may be necessary to comply with all Environmental Requirements, as hereinafter defined. If any Environmental Affiliate shall fail to take such action, Bank may make advances or payments towards performance or satisfaction of the same but shall be under no obligation to do so. All sums so advanced or paid, including all sums advanced or paid by Bank in connection with any judicial or administrative investigation or proceeding relating thereto, including, without limitation, attorney's fees, fines, or other penalty payments, shall be at once repayable by Borrower and all sums so advanced or paid shall become a part of the Bank Indebtedness.

    The Environmental Affiliates will maintain all licenses, permits, approvals and authorizations required under applicable Environmental Requirements. In connection with off-site treatment, storage, handling, transportation or disposal of Special Materials, the Environmental Affiliates will conduct such activities only at facilities and with carriers who operate in compliance with all Environmental Requirements and will obtain certificates of compliance or disposal from all contractors retained in connection with such activities.

    10.4 Notices. In the event Borrower becomes aware of any past, present or future facts or circumstances which have given rise or could give rise to a claim against any Environmental Affiliate related to a failure to comply with any Environmental Requirements, Borrower will promptly give Bank notice thereof, together with a written statement of an officer of Borrower setting forth the known details thereof and the action with respect thereto taken or proposed to be taken by the Environmental Affiliates.

    10.5 Indemnity. Borrower agrees to indemnify, defend and hold harmless Bank, its parents, subsidiaries, successors and assigns, and any officer, director, shareholder, employee, Affiliate or agent of Bank, for all loss, liability, damage, cost and expenses, including, without limitation, attorney's fees and disbursements (including the reasonable allocated cost of in-house counsel and staff) arising from or related to: (a) the release of any Special Materials at any facility at any time owned, leased or operated by Borrower or any Environmental Affiliates, (b) the release of any Special Materials treated, stored, transported, handled, generated or disposed of by or on behalf of Borrower or any Environmental Affiliates, at any third party owned site; (c) any claim against Borrower or any Environmental Affiliate that they have failed to comply with all Environmental Requirements; and (d) the breach by Borrower of any representation or covenant in this Section 10; provided that this indemnity shall not protect any Person from its own willful misconduct.

    10.6 Testing. Bank shall have the right from time to time to designate such persons ("Environmental Consultants") as Bank may select to visit, inspect, examine and test all properties owned, leased or operated by and all products and wastes generated, treated, stored, transported, handled or disposed of by or on behalf of any Environmental Affiliate, for the purpose of investigating compliance with Environmental Requirements, any actual or potential claims related thereto, and any condition which could result in potential liability, cost or expenses to Bank. Borrower will permit, and will cause all Environmental Affiliates to permit, such Environmental Consultants to have access to all of such properties, products and wastes and all books, records and reports related to compliance by the Environmental Affiliates with all Environmental Requirements. Borrower will supply, and will cause all Environmental Affiliates to supply, Bank or the Environmental Consultants with all information, records, correspondence, audits, reviews and materials related to compliance by the Environmental Affiliates with all Environmental Requirements and will make available to Bank or the Environmental Consultants appropriate personnel employed by or consultants retained by the Environmental Affiliates having knowledge of such matters.

    Provided that an Event of Default has occurred and is continuing or Bank has a good faith belief that an Environmental Affiliate has failed to comply with any Environmental Requirements, the cost of such visits, inspections, examination and tests shall be borne by the Borrower and, if in any such event, Bank pays such costs, such sums shall be at once repayable by Borrower and all sums so advanced or paid by Bank shall become part of the Bank Indebtedness. Notwithstanding the foregoing, Bank shall have no obligation to perform any tests, examinations or inspections or to monitor the Environmental Affiliates' compliance with all Environmental Requirements.

    10.7 Survival. The representations and covenants of Borrower contained in this Section 10, including without limitation the indemnification obligation of Borrower, shall survive the occurrence of any event whatsoever, including the payment of the Bank Indebtedness or any investigation by or knowledge of Bank.

    10.8 Definitions. For purposes of the foregoing:

         (a) "Environmental Affiliate" means Borrower and any other Person for whom Borrower at any time has any liability (contingent or otherwise) with respect to any claims arising out of the failure of Borrower or such person to comply with all applicable Environmental Requirements.

         (b) "Environmental Cleanup Site" shall mean any location which is listed or proposed for listing on the National Priorities List, on CERCLIS or on any similar state list of sites requiring investigation or cleanup, or which is the subject of any pending or threatened action, suit, proceeding or investigation related to or arising from any alleged violation of any Environmental Requirements.

         (c) "Environmental Requirements" means any and all applicable federal, state or local laws, statutes, ordinances, regulations or standards, administrative or court orders or decrees, common law doctrines or private agreements, relating to (i) pollution or protection of the environment and natural resources, (ii) exposure of employees or other persons to Special Materials, (iii) protection of the public health and welfare from the effects of Special Materials and their products, by-products, wastes, emissions, discharges or releases, and (iv) regulation, licensing, approval or authorization of the manufacture, generation, use, formulation, packaging, labeling, transporting, distributing, handling, storing or disposing of any Special Materials.

         (d) "Special Materials" means any and all materials which, under Environmental Requirements, require special handling in use, generation, collection, storage, treatment or disposal, or payment of costs associated with responding to the lawful directives of any court or agency of competent jurisdiction. Special Materials shall include, without limitation: (i) any flammable substance, explosive, radioactive material, hazardous material, hazardous waste, toxic substance, solid waste, pollutant, contaminant or any related material, raw material, substance, product or by- product of any substance specified in or regulated or otherwise affected by any Environmental Requirements (including but not limited to any "hazardous substance" as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended or any similar state or local law), (ii) any toxic chemical or other toxic substance from or related to industrial, commercial or institutional activities, and (iii) asbestos, gasoline, diesel fuel, motor oil, waste and used oil, heating oil and other petroleum products or compounds, polychlorinated biphenyls, radon, urea formaldehyde and lead-containing materials.

11. CONDITIONS OF CLOSING. The obligation of Bank to make available the Line is subject to the performance by Borrower of all of its agreements to be performed hereunder and to the following further conditions (any of which may be waived by Bank):

    11.1 Loan Documents. Borrower and all other required persons and entities will have executed and delivered to Bank the Loan Documents.

    11.2 Representations and Warranties. All representations and warranties of Borrower set forth in the Loan Documents will be true at and as of the date hereof.

    11.3 No Default. No condition or event shall exist which would constitute an Event of Default hereunder (or would, upon the giving of notice or the passage of time or both, constitute such an Event of Default).

    11.4 Proceedings and Documents. All proceedings taken by Borrower in connection with the transactions contemplated by this Agreement and all documents incident to such transactions shall be reasonably satisfactory in form and substance to Bank and Bank's counsel, and Bank shall have received all documents or other evidence which it reasonably may request in connection with such proceedings and transactions. Borrower shall have delivered to Bank a certificate, in form and substance reasonably satisfactory to Bank, dated the date hereof and signed on behalf of Borrower by an officer of Borrower, certifying (a) true copies of the Articles of Incorporation and bylaws of Borrower in effect on such date, (b) true copies of all corporate actions taken by Borrower relative to the Loan Documents, and (c) the names, true signatures and incumbency of the officers of Borrower authorized to execute and deliver this Agreement and the other Loan Documents. Bank may conclusively rely on such certificate unless and until a later certificate revising the prior certificate has been received by Bank.

    11.5 Interim Financing Order. Delivery to Bank of the Interim Financing Order as approved by the Bankruptcy Court.

    11.6 Delivery of Other Documents. The following documents shall have been delivered by or on behalf of Borrower to Bank:

         (a) Good Standing and Tax Lien Certificates. A good standing certificate of the Department of State of Delaware certifying to the good standing and corporate status of Borrower, good standing/foreign qualification certificates from all other jurisdictions in which Borrower is required to be qualified to do business, and tax lien certificates for Borrower from each jurisdiction in which Borrower is required to be qualified to do business.

         (b) Authorization Documents. Evidence of authorization of Borrower's execution and full performance of this Agreement, the Loan Documents and all other documents and actions required hereunder.

         (c) Insurance. Evidence of the insurance coverage required under
Section 8.12.

         (d) Opinion of Counsel. An opinion of counsel for Borrower and Guarantors in form and content satisfactory to Bank.

         (e) Life Insurance. Evidence of the life insurance coverage and the assignment thereof as required under Section 6.3.

         (f) Lien Search. Copies of record searches (including UCC searches and judgments, suits, tax and other lien searches) confirming that Bank has or will receive a first priority security interest in the Collateral, except as otherwise provided in this Agreement, acceptable to Bank.

         (g) Financial Reporting. All 10-K, 10-Q and other reports filed or required to be filed by Borrower with the Securities and Exchange Commission through the date hereof.

         (h) Personal Financial Statements. Current personal financial statements of Ronald J. Adams, in form and content reasonably satisfactory to Bank.

         (i) Environmental. Evidence satisfactory to Bank that Borrower is in compliance in all material respects with all applicable federal, state and local environmental laws, rules and regulations and that no environmental hazards exist upon any property owned or operated by Borrower.

         (j) Budget. The Budget, in form and content reasonably acceptable to Bank.

         (k) Other Documents. Such other documents as may be reasonably required to be submitted to Bank by the terms hereof or of any Loan Document.

    11.7 Lockbox/Cash Collateral Account; Operating Account. Establishment with Bank of the lockbox, the Cash Collateral Account referred to in Section 6.8 above and Borrower's main operating account.

    11.8 Non-Waiver of Rights. By completing the closing hereunder, or by making advances hereunder, Bank does not thereby waive a breach of any warranty or representation made by Borrower or either Guarantor hereunder or any agreement, document or instrument delivered to Bank or otherwise referred to herein, and any claims and rights of Bank resulting from any breach or misrepresentation by Borrower or either Guarantor are specifically reserved by Bank.

12. CERTAIN CONDITIONS TO SUBSEQUENT ADVANCES. Subsequent advances shall be conditioned upon the following conditions and each request by Borrower for an advance shall constitute a representation by Borrower to Bank that each condition has been met or satisfied:

    12.1 Representations and Warranties. All representations and warranties of Borrower contained herein or in the Loan Documents shall be true at and as of the date of such advance as if made on such date, and each request for an advance shall constitute reaffirmation by Borrower that such representations and warranties are then true, or to the extent any such representations or warranties are not true as of the date of such advance, the events which render such representations and warranties untrue shall have been disclosed to Bank in writing prior to such advance being made.

    12.2 No Default. No condition or event shall exist at or as of the date of such advance which would constitute an Event of Default hereunder (or would, upon the giving of notice or the passage of time or both, constitute such an Event of Default).

    12.3 Other Requirements. Bank shall have received all certificates, authorizations, affidavits, schedules and other documents which are provided for hereunder or under the Loan Documents, or which Bank may reasonably request.

13. DEFAULT AND REMEDIES.

    13.1 Events of Default. The occurrence of any one or more of the following events shall constitute an Event or Events of Default hereunder:

         (a) The failure of Borrower to pay any amount of principal or interest on the Bank Indebtedness, or any fee or other sums payable hereunder, on the date on which such payment is due, whether on demand, at the stated maturity or due date thereof, or by reason of any requirement for the prepayment thereof, by acceleration or otherwise;

         (b) The failure of Borrower or any Guarantor to duly perform or observe any other obligation, covenant or agreement on its part contained herein or in any other Loan Document;

         (c) The failure of Borrower to achieve the projected monthly amounts for sales, cash receipts, cash disbursements and EBITDA as set forth on the Budget, based, inter alia, upon Bank's review of the Budget, the monthly statements to be delivered to Bank in accordance with Section 9.3, the weekly cash budget statements to be delivered to Bank in accordance with Section 9.2 and the results of any audits performed by or for Bank, provided that no Event of Default shall occur if Borrower's actual sales, cash receipts, cash disbursements and/or EBITDA for the month in question do not vary in an adverse manner from the projected amounts therefor set forth on the Budget for that month by more than ten percent (10%).

         (d) Any representation or warranty of Borrower in any of the Loan Documents is discovered to be untrue in any material respect or any statement, certificate or data furnished by Borrower pursuant hereto is discovered to be untrue in any material respect as of the date as of which the facts therein set forth are stated or certified;

         (e) Borrower voluntarily or involuntarily dissolves or is dissolved, terminates or is terminated or both Guarantors die;

         (f) Either Guarantor dies, unless Borrower shall have, within ten (10) days after such event, (i) replaced such deceased Guarantor with a management person acceptable to Bank in its reasonable discretion, and (ii) delivered evidence satisfactory to Bank that the estate of such deceased Guarantor has fully assumed the obligations of such Guarantor under the Surety Agreement;

         (g) Borrower is enjoined, restrained, or in any way prevented by the order of any court or any administrative or regulatory agency, the effect of which order restricts Borrower from conducting all or any material part of its business;

         (h) A material and adverse change occurs in Borrower's operations, management or financial condition or in the value of the Collateral;

         (i) Any material uninsured damage to, or loss, theft, or destruction of, any of the Collateral occurs;

         (j) Any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty loss occurs resulting in the cessation or substantial curtailment of production or other revenue producing activities at any facility of Borrower for more than sixty (60) consecutive days;

         (k) The loss, suspension, revocation or failure to renew any license or permit now held or hereafter acquired by Borrower, which loss, suspension, revocation or failure to renew would likely have a material adverse effect on the business profits, assets or financial condition of Borrower;

         (l) Any breach by Borrower or any creditor of its obligations under any subordination agreement now or hereafter executed in favor of Bank;

         (m) A Change in Control shall have occurred;

         (n) The Bankruptcy Court shall enter an order appointing a trustee under Section 1104 of the Bankruptcy Code in the Case;

         (o) The Interim Financing Order shall cease to be in full force and effect and the Permanent Financing Order shall not have been entered prior to cessation;

         (p) The Permanent Financing Order shall not have been entered by the Bankruptcy Court within sixty (60) days after the date of entry of the Interim Financing Order;

         (q) From and after the date of entry thereof, the Permanent Financing Order shall cease to be in full force and effect;

         (r) The Interim Financing Order or the Permanent Financing Order is amended, supplemented, stayed, reversed, vacated or otherwise nullified without the consent of the Bank;

         (s) The Bankruptcy Court enters an order appointing a responsible officer or an examiner with powers beyond those set forth in Sections 1106(a)(3) and (a)(4) and 1106(b) of the Bankruptcy Code;

         (t) The Bankruptcy Court enters an order confirming a Plan of Reorganization in the Case and such Plan of Reorganization becomes effective;

         (u) The Bankruptcy Court enters an order converting the Case to a case under Chapter 7 of the Bankruptcy Code or dismissing the Case;

         (v) There arises any other lien or claim having priority senior to or pari passu with the claims or liens of the Bank under the Loan Documents;

         (w) The Borrower or any Guarantor contests or brings an action objecting to (a) the validity or priority of (i) the liens in favor of the Bank under the Pre-Petition Loan Documents or the Loan Documents, or (ii) the Pre-Petition Balance; or (b) the extent, validity or perfection of the Bank's liens and security interests in the Collateral; or (c) the validity or enforceability of this Agreement or any of the Loan Documents; or

         (x) Failure by Borrower to comply with any of the terms and conditions of the Interim Financing Order or the Permanent Financing Order.

    13.2 Remedies; Waiver of Automatic Stay.

         (a) Remedies. At the option of Bank, upon the occurrence and during the continuance of an Event of Default:

              (i) The entire unpaid principal of the Line, all other Bank Indebtedness, or any part thereof, all interest accrued thereon, all fees due hereunder and all other obligations of Borrower to Bank hereunder or under any other agreement, note or otherwise arising will become immediately due and payable without any further demand or notice;

              (ii) The Line will immediately terminate and Borrower will receive no further extensions of credit thereunder;

              (iii) Bank may increase the interest rate on the Line to the applicable default rate set forth herein;

              (iv) Bank may reduce availability for advances under the formula set forth in Section 3.1 or require additional reserves without notice;

              (v) Bank may enter the premises occupied by Borrower and take possession of the Collateral and any records relating thereto; and

              (vi) Bank may exercise each and every right and remedy granted to it under the Loan Documents, under the Uniform Commercial Code and under any other applicable law or at equity.

         (b) Waiver of Stay. Upon the occurrence of an Event of Default, the automatic stay provided by Section 362 of the United States Bankruptcy Code shall be deemed automatically vacated without further order of the Bankruptcy Court and Bank shall be immediately permitted, inter alia, to pursue all of its remedies against Borrower and its assets and seek payment of all Bank Indebtedness; provided that, irrespective of whether or not an Event of Default has occurred hereunder, if any creditor seeks relief from the automatic stay provisions of Section 362 of the Bankruptcy Code, Bank shall have the right to take any action reasonably necessary to preserve and protect its interest in the Collateral to the extent affected by such motion for relief.

         (c) Limitation on Execution. Notwithstanding the foregoing, Bank shall not commence any proceeding at law or in equity seeking the sale, seizure, foreclosure or transfer of any non-cash assets of Borrower unless and until Bank has given Borrower five (5) Business Days' prior written notice. Nothing contained herein shall limit (i) the Bank's remedies described in Sections 13.2(a)(i), (ii), (iii) and (iv); (ii) the Bank's right to collect receivables in accordance with the provisions of Section 13.4 hereof; or (iii) the Bank's right to confess judgment.

    13.3 Sale or Other Disposition of Collateral. The sale, lease or other disposition of the Collateral, or any part thereof, by Bank after an Event of Default may be for cash, credit or any combination thereof, and Bank may purchase all or any part of the Collateral at public or, if permitted by law, private sale, and in lieu of actual payment of such purchase price, may set-off the amount of such purchase price against the Bank Indebtedness then owing. Any sales of the Collateral may be adjourned from time to time with or without notice. Bank may cause the Collateral to remain on Guarantor's premises or otherwise or to be removed and stored at premises owned by other persons, at Borrower's expense, pending sale or other disposition of the Collateral. Borrower, at Bank's request, shall assemble the Collateral consisting of inventory and tangible assets and make such assets available to Bank at a place to be designated by Bank. Bank shall have the right to conduct such sales on Borrower's premises, at Borrower's expense, or elsewhere, on such occasion or occasions as Bank may see fit. Any notice required to be given by Bank of a sale, lease or other disposition or other intended action by Bank with respect to any of the Collateral which is deposited in the United States mail, postage prepaid and duly addressed to Borrower at the address specified in Section 14.1 below, at least five (5) Business Days prior to such proposed action, shall constitute fair and reasonable notice to Borrower of any such action. The net proceeds realized by Bank upon any such sale or other disposition, after deduction for the expenses of retaking, holding, storing, transporting, preparing for sale, selling or otherwise disposing of the Collateral incurred by Bank in connection therewith and all other costs and expenses related thereto including reasonable attorney fees, shall be applied in such order as Bank, in its sole discretion, elects, toward satisfaction of the Bank Indebtedness. Bank shall account to Borrower for any surplus realized upon such sale or other disposition, and Borrower shall remain liable for any deficiency. The commencement of any action, legal or equitable, or the rendering of any judgment or decree for any deficiency shall not affect Bank's security interest in the Collateral. Borrower agrees that Bank has no obligation to preserve rights to the Collateral against any other parties. Bank is hereby granted a license or other right to use, during the continuance of an Event of Default, without charge, Borrower's labels, general intangibles, intellectual property, equipment, real estate, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale and selling any inventory or other Collateral and Borrower's rights under all contracts, licenses, approvals, permits, leases and franchise agreements shall inure to Bank's benefit. Bank shall be under no obligation to marshall any assets in favor of Borrower or any other party or against or in payment of any or all of the Bank Indebtedness.

    13.4 Actions with Respect to Accounts. Borrower hereby irrevocably makes, constitutes and appoints Bank (and any of Bank's designated officers, employees or agents) as its true and lawful attorney-in-fact, with full power of substitution, with power to sign its name and to take any of the following actions, in its name or the name of Bank, as Bank may determine, without notice to Borrower and at Borrower's expense:

         (a) Verify the validity and amount of or any other matter relating to the Collateral by mail, telephone, telecopy or otherwise;

         (b) Notify all account debtors that Borrower's accounts have been assigned to Bank and that Bank has a security interest therein;

         (c) Direct all account debtors to make payment of all Borrower's accounts directly to Bank and forward invoices directly to such account debtors;

         (d) Take control in any manner of any cash or non-cash items of payment or proceeds of such accounts;

         (e) Notify the United States Postal Service to change the address for delivery of mail addressed to Borrower to such address as Bank may designate; provided that Bank agrees to promptly deliver to Borrower all mail other than proceeds of collateral received by Bank as a result of any such change of Borrower's address;

         (f) Have access to any lockbox or postal boxes into which Borrower's mail is deposited and receive, open and dispose of all mail addressed to Borrower relating to the Collateral (any sums received pursuant to the exercise of the rights provided in Sections 13.4 (a) through (f) above may, at Bank's option, be deposited in the cash collateral account provided for herein);

         (g) Take control in any manner of any rejected, returned, stopped in transit or repossessed goods relating to any accounts;

         (h) Enforce payment of and collect any accounts, by legal proceedings or otherwise, and for such purpose Bank may:

              (i) Demand payment of any accounts or direct any account debtors to make payment of accounts directly to Bank;

              (ii) Receive and collect all monies due or to become due to Borrower;

              (iii) Exercise all of Borrower's rights and remedies with respect to the collection of accounts;

              (iv) Settle, adjust, compromise, extend, renew, discharge or release the accounts;

              (v) Sell or assign the accounts on such terms, for such amount and at such times as Bank deems advisable;

              (vi) Prepare, file and sign Borrower's name or names on any Proof of Claim or similar document in any proceeding filed under federal or state bankruptcy, insolvency, reorganization or other similar law as to any account debtor;

              (vii) Prepare, file and sign Borrower's name or names on any Notice of Lien, Claim of Mechanic's Lien, Assignment or Satisfaction of Lien or Mechanic's Lien or similar document in connection with the Collateral;

              (viii) Endorse the name of Borrower upon any chattel papers, documents, instruments, invoices, freight bills, bills of lading or similar documents or agreements relating to the accounts or goods pertaining thereto or upon any checks or other media of payment or evidences of a security interest relating to the Collateral that may come into Bank's possession;

              (ix) Sign the name of Borrower to verifications of accounts and notices thereof sent by account debtors to Borrower; or

              (x) Take all other actions necessary or desirable to protect Borrower's or Bank's interest in the accounts.

    Borrower ratifies and approves all acts of said attorneys and agree that said attorneys shall not be liable for any acts of commission or omission, nor for any error of judgment or mistake of fact or law, except willful misconduct. This power, being coupled with an interest, is irrevocable. Borrower agrees to assist Bank in the collection and enforcement of its accounts and not to hinder, delay or impede Bank in its collection or enforcement of said accounts until the Bank Indebtedness is paid in full and Bank has no further funding commitment under or in respect of the Line.

    13.5 Set-Off. Without limiting the rights of Bank under applicable law, Bank has and may exercise a right of set-off, a lien against and a security interest in all property of Borrower now or at any time in Bank's possession in any capacity whatsoever, including but not limited to any balance of any deposit, trust or agency account, or any other bank account with Bank, as security for all Bank Indebtedness. At any time and from time to time during the continuance of an Event of Default, Bank may without notice or demand, set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Bank to or for the credit of Borrower against any or all of the Bank Indebtedness.

    If any bank account of Borrower with Bank is attached or otherwise liened or levied upon by any third party, Bank need not await the running of any applicable grace period hereunder, but Bank shall have and be deemed to have the immediate right of set-off and may apply the funds or amount thus set-off against Borrower's obligations to Bank.

    13.6 Turnover of Property Held by Bank. Borrower and Guarantors irrevocably authorize any Affiliate of Bank, during the continuance of an Event of Default, at the request of Bank and without further notice, to turnover to Bank any property of Borrower or any Guarantor held by such Affiliate, including without limitation funds and securities held for Borrower's or Guarantors' account and to debit, for the benefit of the Bank, any deposit account maintained by Borrower or Guarantors with such Affiliate (even if such deposit account is not then due or there results a loss or reduction of interest or the imposition of as penalty in accordance with law applicable to the early withdrawal of time deposits), in the amount requested by Bank up to the amount of the Bank Indebtedness, and to pay or transfer such amount or property to Bank for application to the Bank Indebtedness. The provisions of this Section 13.6 as they relate to Guarantors shall be limited to Guarantors' maximum liability under the Surety Agreement.

    13.7 Delay or Omission Not Waiver. Neither the failure nor any delay on the part of Bank to exercise any right, remedy, power or privilege under the Loan Documents upon the occurrence of any Event of Default or otherwise shall operate as a waiver thereof or impair any such right, remedy, power or privilege. No waiver of any Event of Default shall affect any later Event of Default or shall impair any rights of Bank. No single, partial or full exercise of any rights, remedies, powers and privileges by Bank shall preclude further or other exercise thereof. No course of dealing between Bank and Borrower shall operate as or be deemed to constitute a waiver of Bank's rights under the Loan Documents or affect the duties or obligations of Borrower.

    13.8 Remedies Cumulative; Consents. The rights, remedies, powers and privileges provided for herein shall not be deemed exclusive, but shall be cumulative and shall be in addition to all other rights, remedies, powers and privileges in Bank's favor at law or in equity. Whenever the Bank's consent or approval is required or permitted, except as otherwise specifically provided for in this Agreement, such consent or approval shall be at the sole and absolute discretion of Bank.

    13.9 Certain Fees, Costs, Expenses, Expenditures and Indemnification. Except as otherwise specifically provided for in this Agreement, Borrower agrees to pay on demand all costs and expenses of Bank relating to Bank's relationship with Borrower, including without limitation:

         (a) all costs and expenses in connection with the preparation, review, negotiation, execution, delivery and administration of the Loan Documents, and the other documents to be delivered in connection therewith or any amendments, extensions and increases to any of the foregoing (including, without limitation, reasonable attorney's fees and expenses, and the cost of appraisals and reappraisals of Collateral), and the cost of periodic lien searches and tax clearance certificates, as Bank deems advisable.

         (b) all losses, costs and expenses in connection with the enforcement, protection and preservation of Bank's rights or remedies under the Loan Documents, or any other agreement relating to any Bank Indebtedness, or in connection with legal advice relating to the rights or responsibilities of Bank (including without limitation court costs, reasonable attorney's fees and expenses of accountants and appraisers); and

         (c) any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of the Loan Documents, and all liabilities to which Bank may become subject as the result of delay in paying or omission to pay such taxes.

    In the event Borrower shall fail to pay taxes, insurance, assessments, costs or expenses which it is required to pay hereunder, or fails to keep the Collateral free from security interests or lien (except as expressly permitted herein), or fails to maintain or repair the Collateral as required hereby, or otherwise breaches any obligations under the Loan Documents, Bank in its discretion, may make expenditures for such purposes and the amount so expended (including reasonable attorney's fees and expenses, filing fees and other charges) shall be payable by Borrower on demand and shall constitute part of the Bank Indebtedness.

    With respect to any amount required to be paid by Borrower under this Section, in the event Borrower fails to pay such amount on demand, Borrower shall also pay to Bank interest thereon at the default rate set forth in Section
4.3 for the Line.

    Borrower agrees to indemnify and hold harmless, Bank and Bank officers, directors, shareholders, employees and agents, from and against any and all claims, liabilities, losses, damages, costs and expenses (whether or not such person is a party to any litigation), including reasonable attorney's fees and costs and costs of investigation, document production, attendance at depositions or other discovery with respect to or arising out of this Agreement, the use of any proceeds advanced hereunder, the transactions contemplated hereunder, or any claim, demand, action or cause of action being asserted against Borrower or any of its Affiliates, except to the extent arising out of any such indemnified Person's willful misconduct.

    Borrower's obligations under this Section shall survive termination of this Agreement and repayment of the Bank Indebtedness.

    13.10 Time is of the Essence. Time is of the essence in Borrower's performance of its obligations under the Loan Documents.

    13.11 Acknowledgment of Confession of Judgment Provisions. BORROWER AND GUARANTORS ACKNOWLEDGE AND AGREE THAT THE LINE NOTE, THE SURETY AGREEMENT AND THE LOAN DOCUMENTS CONTAIN PROVISIONS WHEREBY BANK MAY ENTER JUDGMENT BY CONFESSION AGAINST BORROWER OR GUARANTORS, AS APPLICABLE. BEING FULLY AWARE OF THEIR RIGHTS TO PRIOR NOTICE AND HEARING ON THE QUESTION OF THE VALIDITY OF ANY

CLAIMS THAT MAY BE ASSERTED AGAINST THEM BY BANK UNDER THE LINE NOTE, THE SURETY AGREEMENT AND LOAN DOCUMENTS, BEFORE JUDGMENT CAN BE ENTERED, BORROWER AND GUARANTORS HEREBY WAIVE THESE RIGHTS AND AGREE AND CONSENT TO BANK ENTERING JUDGMENT AGAINST BORROWER AND GUARANTORS BY CONFESSION. ANY PROVISION IN A CONFESSION OF JUDGMENT IN ANY OF THE LOAN DOCUMENTS FOR AN ATTORNEY'S COLLECTION COMMISSION SHALL IN NO WAY LIMIT BORROWER'S OR GUARANTORS' LIABILITY TO REIMBURSE BANK FOR ALL REASONABLE LEGAL FEES ACTUALLY INCURRED BY BANK, EVEN IF SUCH FEES ARE IN EXCESS OF THE ATTORNEY'S COLLECTION COMMISSION PROVIDED FOR IN SUCH CONFESSION OF JUDGMENT.

14. COMMUNICATIONS AND NOTICES.

    14.1 Communications and Notices. All notices, requests and other communications made or given in connection with the Loan Documents shall be in writing and, unless receipt is stated herein to be required, shall be deemed to have been validly given if delivered personally to the individual or division or department to whose attention notices to a party are to be addressed, or by private carrier, or registered or certified mail, return receipt requested, or by telecopy with the original forwarded by first-class mail, in all cases, with charges prepaid, addressed as follows, until some other address (or individual or division or department for attention) shall have been designated by notice given by one party to the other:

          To Borrower:              Consolidated Stainless, Inc.
                                    1601 East Amelia Street
                                    Orlando, FL  32803
                                    Attention:  Ronald J. Adams, President
                                    Telecopier No.: (407) 895-5441

          with a copy to:           Saul, Ewing, Remick & Saul
                                    3800 Centre Square West
                                    Philadelphia, PA 19102
                                    Attention:  Alan R. Gordon, Esquire
                                    Telecopier No.: (215) 972-7725

          with a copy to:           Greenberg, Traurig, Hoffman, Lipoff,
                                     Rosen & Quentel
                                    Citicorp Center
                                    153 E. 53rd Street
                                    New York, NY 10022
                                    Attention:  Richard Tilton, Esquire
                                    Telecopier No.:  (212) 223-7161

           To Bank:                 Mellon Bank, N.A.
                                    1735 Market Street, 6th Floor
                                    Philadelphia, PA 19101

                                    Attention:  John M. DePledge, Vice President
                                    Telecopier No.: (215) 553-0201

           with a copy to:          Wolf, Block, Schorr & Solis-Cohen, LLP
                                    350 Sentry Parkway, Bldg. 640
                                    Blue Bell, PA  19422
                                    Attention: Bruce R. Lesser, Esquire
                                    Telecopier No.: (610) 238-0374

15. WAIVERS.

    15.1 Waivers. In connection with any proceedings under the Loan Documents, including without limitation any action by Bank in replevin, foreclosure or other court process or in connection with any other action related to the Loan Documents or the transactions contemplated hereunder, Borrower waives:

         (a) all errors, defects and imperfections of a procedural nature in such proceedings;

         (b) all benefits under any present or future laws exempting any property, real or personal, or any part of any proceeds thereof from attachment, levy or sale under execution, or providing for any stay of execution to be issued on any judgment recovered under any of the Loan Documents or in any replevin or foreclosure proceeding, or otherwise providing for any valuation, appraisal or exemption;

         (c) all rights to inquisition on any real estate, which real estate may be levied upon pursuant to a judgment obtained under any of the Loan Documents and sold upon any writ of execution issued thereon in whole or in part, in any order desired by Bank;

         (d) presentment for payment, demand, notice of demand, notice of non-payment, protest and notice of protest of any of the Loan Documents, including the Line Note;

         (e) any requirement for bonds, security or sureties required by statute, court rule or otherwise;

         (f) any demand for possession of Collateral prior to commencement of any suit; and

         (g) all rights to claim or recover attorney's fees and costs in the event that Borrower is successful in any action to remove, suspend or prevent the enforcement of a judgment entered by confession, unless such judgment is removed or suspended or enforcement thereof prevented as a result of a determination by a court of competent jurisdiction that such judgment was improperly entered.

    15.2 Forbearance. Bank may release, compromise, forbear with respect to, waive, suspend, extend or renew any of the terms of the Loan Documents, without notice to Borrower.

    15.3 Limitation on Liability. Borrower shall be responsible for and Bank is hereby released from any claim or liability in connection with:

         (a) Safekeeping any Collateral;

         (b) Any loss or damage to any Collateral;

         (c) Any diminution in value of the Collateral; or

         (d) Any act or default of another Person.

    Bank shall only be liable for any act or omission on its part constituting wilful misconduct. In the event that Bank breaches its required standard of conduct, Borrower agrees that Bank's liability shall be only for direct damages suffered and shall not extend to consequential or incidental damages. In the event Borrower brings suit against Bank in connection with the transactions contemplated hereunder and Bank is found not to be liable, Borrower will indemnify and hold Bank harmless from all costs and expenses, including reasonable attorney's fees, incurred by Bank in connection with such suit. This Agreement is not intended to obligate Bank to take any action with respect to the Collateral or to incur expenses or perform any obligation or duty of Borrower.

16. SUBMISSION TO JURISDICTION.

    16.1 Submission to Jurisdiction. Borrower and Guarantors hereby consent to the exclusive jurisdiction of any state or federal court located within the Commonwealth of Pennsylvania, and irrevocably agree that, subject to the Bank's election, all actions or proceedings relating to the Loan Documents or the transactions contemplated hereunder shall be litigated in such courts, and Borrower and Guarantors waive any objection which they may have based on lack of personal jurisdiction, improper venue or forum non conveniens to the conduct of any proceeding in any such court and waive personal service of any and all process upon them, and consent that all such service of process be made by mail or messenger directed to them at the address set forth in Section 14.1. Nothing contained in this Section 16.1 shall affect the right of Bank to serve legal process in any other manner permitted by law or affect the right of Bank to bring any action or proceeding against Borrower, Guarantors or their property in the courts of any other jurisdiction.

17. MISCELLANEOUS.

    17.1 Brokers. The transaction contemplated hereunder was brought about and entered into by Bank and Borrower acting as principals and without any brokers, agents or finders being the effective procuring cause hereof. Borrower represents to Bank that Borrower has not committed Bank to the payment of any brokerage fee or commission in connection with this transaction. If any such claim is made against Bank by any broker, finder or agent or any other Person, Borrower agrees to indemnify, defend and hold Bank harmless against any such claim, at Borrower's own cost and expense, including Bank's attorneys' fees. Borrower further agrees that until any such claim or demand is adjudicated in Bank's favor, the amount claimed and/or demanded shall be deemed part of the Bank Indebtedness secured by the Collateral.

    17.2 Use of Bank's Name. Borrower shall not use Bank's name or the name of any of Bank's Affiliates in connection with any of its business or activities except as may otherwise be required by the rules and regulations of the Securities and Exchange Commission or any like regulatory body and except as may be required in its dealings with any governmental agency.

    17.3 No Joint Venture. Nothing contained herein is intended to permit or authorize Borrower to make any contract on behalf of Bank, nor shall this Agreement be construed as creating a partnership, joint venture or making Bank an investor in Borrower.

    17.4 Survival. All covenants, agreements, representations and warranties made by Borrower and Guarantors in the Loan Documents or made by or on their behalf in connection with the transactions contemplated herein shall be true at all times this Agreement is in effect (or, if untrue, the events which render such covenants, agreements, representations and warranties untrue shall have been disclosed to Bank in writing) and shall survive the execution and delivery of the Loan Documents, any investigation at any time made by Bank or on its behalf and the making by Bank of the loans or advances to Borrower. All statements contained in any certificate, statement or other document delivered by or on behalf of Borrower pursuant hereto or in connection with the transactions contemplated hereunder shall be deemed representations and warranties by Borrower.

    17.5 No Assignment by Borrower. Borrower may not assign any of its rights hereunder without the prior written consent of Bank, and Bank shall not be required to lend hereunder except to Borrower.

    17.6 Assignment or Sale by Bank.

         (a) Sale by Bank. Bank may, in its sole discretion, sell, assign or participate all or a portion of its interest in the Loan Documents and/or the Bank Indebtedness and in connection therewith may make available to any prospective purchaser, assignee or participant any information relative to Borrower in its possession.

         (b) Modification of Loan Documents. Upon Lender's written request, Borrower and Guarantors will execute and deliver a modification agreement or agreements, in form and content acceptable to Bank, amending the Loan Documents, inter alia, to (i) admit new lenders; (ii) confer certain powers and rights on Bank or its nominee as agent; (iii) issue new notes evidencing Borrower's obligation to each lender; (iv) establish that the obligations of the lenders are several, not joint; (v) confirm the grant of security interests and liens in and to the Collateral for the benefit of all lenders; (vi) establish a mechanism for funding loan requests, collection and disbursements among the lenders; (vii) permit the delegation of duties by the agent; (viii) establish methods for resignation and replacement of the agent; (ix) define rights of lenders, including, without limitation, voting rights and enforcement rights; and (x) provide for indemnification of (A) the agent by the lenders, and (B) the lenders by the Borrower. Borrower and Guarantors further agree to execute any additional documents, instruments and agreements necessary to consummate the transaction contemplated by such amendment, including, without limitation, new notes and UCC-3 amendments, all of which additional documents and instruments shall be in form and content acceptable to Bank.

    17.7 Publicity. Bank may use its reasonable discretion in disclosing the fact of the financing under this Agreement to any public forum including, without limitation, "tombstone" announcements in the print media whether individually or part of a general advertisement.

    17.8 Binding Effect. This Agreement and all rights and powers granted hereby will bind and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

    17.9 Severability. The provisions of this Agreement and all other Loan Documents are deemed to be severable, and the invalidity or unenforceability of any provision shall not affect or impair the remaining provisions which shall continue in full force and effect.

    17.10 No Third Party Beneficiaries. The rights and benefits of this Agreement and the Loan Documents shall not inure to the benefit of any third party.

    17.11 Modifications. No modification of this Agreement or any of the Loan Documents shall be binding or enforceable unless in writing and signed by or on behalf of the party against whom enforcement is sought.

    17.12 Holidays. If the day provided herein for the payment of any amount or the taking of any action falls on a Saturday, Sunday or public holiday at the place for payment or action, then the due date for such payment or action will be the next succeeding Business Day.

    17.13 Law Governing. This Agreement has been made, executed and delivered in the Commonwealth of Pennsylvania and will be construed in accordance with and governed by the laws of such Commonwealth.

    17.14 Integration. The Loan Documents shall be construed as integrated and complementary of each other, and as augmenting and not restricting Bank's rights, powers, remedies and security. The Loan Documents contain the entire understanding of the parties thereto with respect to the matters contained therein and supersede all prior agreements and understandings between the parties with respect to the subject matter thereof and do not require parol or extrinsic evidence in order to reflect the intent of the parties. In the event of any inconsistency between the terms of this Agreement and the terms of the other Loan Documents, the terms of this Agreement shall prevail.

    17.15 Exhibits and Schedules. All exhibits and schedules attached hereto are hereby made a part of this Agreement.

    17.16 Headings. The headings of the Articles, Sections, paragraphs and clauses of this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement.

    17.17 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

    17.18 Waiver of Jury Trial. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                          CONSOLIDATED STAINLESS, INC.


                          By:
                            ---------------------------------------------
                            Burton R. Chasnov, Executive Vice President

[CORPORATE SEAL]

                          MELLON BANK, N.A.


                          By:
                            ---------------------------------------------
                            John M. DePledge, Vice President


The undersigned, intending to be legally bound, but subject in all cases to the limitation on liability contained in the undersigned's Surety Agreement, hereby join in the representations and warranties and consent to and agree to be bound by the terms, conditions and covenants applicable to the undersigned as set forth in the foregoing Loan and Security Agreement, including without limitation the acknowledgements and agreements set forth in Sections 2.1, 2.2 and 2.3 and the waivers set forth in Sections 15.1 and Section 17.18.


                          ----------------------------------------------
                          HARVEY B. ADAMS


                          ----------------------------------------------
                          RONALD J. ADAMS

STATE OF FLORIDA                            :
                                            :        SS
COUNTY OF                                   :
         ------------------------

    On this, the ________ day of December, 1997, before me, a notary public, personally appeared HARVEY B. ADAMS, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument, and acknowledged that he executed the same for the purposes therein contained.


                                  ---------------------------------------
                                  Notary Public

                                  My Commission Expires:

STATE OF FLORIDA                            :
                                            :        SS
COUNTY OF                                   :
         ------------------------

    On this, the ________ day of December, 1997, before me, a notary public, personally appeared RONALD J. ADAMS, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument, and acknowledged that he executed the same for the purposes therein contained.



                                  ---------------------------------------
                                  Notary Public

                                  My Commission Expires:

                        BUDGET AND CASH FLOW PROJECTIONS










                                 (See Attached)










                                   EXHIBIT "A"
                                       TO
                    POST-PETITION LOAN AND SECURITY AGREEMENT

                         FORM OF INTERIM FINANCING ORDER











                                (See Attached)










                                   EXHIBIT "B"
                                       TO
                    POST-PETITION LOAN AND SECURITY AGREEMENT

                                  FORM OF NOTE










                                 (See Attached)










                                  EXHIBIT "C"
                                       TO
                    POST=PETITION LOAN AND SECURITY AGREEMENT

                            MANUFACTURING FACILITIES



1. 95 Bennett Street, Auburndale, Florida

2. 3825 East Maine Street, Lakeland, Florida
















                                  SCHEDULE 1.45
                                       TO
                    POST-PETITION LOAN AND SECURITY AGREEMENT

                                 MAXIMUM AMOUNT


          Time Period                                   Maximum Amount
          -----------                                   --------------
From the Petition Date to and including                 $ 19,000,000.00
December 21, 1997

From December 22, 1997 to and including                   18,250,000.00
January 18, 1998

From January 19, 1998 to and including                    17,500,000.00
February 1, 1998

From February 2, 1998 to and including                    17,000,000.00
February 15, 1998

From February 16, 1998 to and including                   16,500,000.00
February 28, 1998

From March 1, 1998 to and including                       16,000,000.00
May 31, 1998

From June 1, 1998 and at all times thereafter             15,000,000.00












                                  SCHEDULE 1.46
                                       TO
                    POST-PETITION LOAN AND SECURITY AGREEMENT




                              OFFICER COMPENSATION


Guarantor          Officer Compensation (Based on attached break down of amounts)
---------          --------------------------------------------------------------
Harvey Adams       Base Salary - $26,042 per month
                   Officer Compensation - $30,665 per month

Ronald Adams       Base Salary - $15,625 per month
                   Officer Compensation - $20,278 per month




                                  SCHEDULE 1.52
                                       TO
                    POST-PETITION LOAN AND SECURITY AGREEMENT

                        PERMITTED OUT-OF-FORMULA ADVANCES


      Time Period                                    Permitted Out-of-Formula Advances
      -----------                                    ---------------------------------
From Petition Date to and including                  $ 2,750,000.00 - Required Reduction
February 8, 1998

From February 9, 1998 to and including               $ 2,600,000.00 - Required Reduction
February 28, 1998

From March 1, 1998 to and including                  $ 2,400,000.00 - Required Reduction
March 31, 1998

From April 1, 1998 to and including                  $ 2,300,000.00 - Required Reduction
April 30, 1998

From May 1, 1998 to and including                    $ 2,200,000.00 - Required Reduction
May 31, 1998

From June 1, 1998 and at all times thereafter        $ 2,100,000.00 - Required Reduction





"Required Reduction" means (a) the sum of (i) eighty percent (80%) of the amount by which the Borrower's ineligible receivables is less than $1,380,000.00, plus
(ii) sixty-five percent (65%) of the amount by which the Value of Borrower's ineligible inventory is less than $1,337,000.00, less (b) $100,000.00.









                                  SCHEDULE 1.57
                                       TO
                    POST-PETITION LOAN AND SECURITY AGREEMENT

                                SURETY COLLATERAL


1. 1914 and 1918 S. Orange Blossom Trail, Apopka, Florida, owned by R & H
Partners

2. 2201 Old Highway 60, Mulberry, Florida, owned by Harvey B. Adams

                                  SCHEDULE 1.77
                                       TO

                    POST-PETITION LOAN AND SECURITY AGREEMENT
                    SUBLIMITS ON INVENTORY AND WIP ADVANCES

A. Inventory Sublimit


        Time Period                                     Inventory Sublimit
        -----------                                     ------------------
From Petition Date to and                                $12,000,000.00
including December 28, 1997

From December 29, 1997 to and                            $11,500,000.00
including January 11, 1998

From January 12, 1998 to and                             $11,000,000.00
including January 18, 1998

From January 19, 1998 to and                             $10,500,000.00
including February 1, 1998

From February 2, 1998 to and                             $10,000,000.00
including February 15, 1998

From February 16, 1998 to and                            $9,500,000.00
including February 22, 1998

From February 23, 1998 to                                $9,000,000.00
and including February 28, 1998

From March 1, 1998 to and                                $8,750,000.00
including May 31, 1998

From June 1, 1998 and at all times thereafter            $8,000,000.00


B. WIP Sublimit


     Time Period                                        WIP Sublimit
     -----------                                        ------------
From Petition Date to and                                $800,000.00
including February 1, 1998

From February 2, 1998                                    $750,000.00
to and including February 28, 1998

From March 1, 1998 and at all times thereafter           $      0.00

                                 SCHEDULE 3.1(b)
                                       TO
                    POST-PETITION LOAN AND SECURITY AGREEMENT

                    BORROWER'S REAL ESTATE AND EXISTING LIENS

A. Real Estate

1. 4270 McEver Industrial Drive, Acworth, Georgia

2. 6890 Cherry Avenue, Long Beach, California

3. 95 Bennett Street, Auburndale, Florida

4. 3825 E. Main Avenue, Lakeland, Florida

5. 980 State Road 37 South, Mulberry, Florida

B. Existing Liens

   (See Attached)

                                  SCHEDULE 6.2
                                       TO
                    POST-PETITION LOAN AND SECURITY AGREEMENT

                        PENDING AND THREATENED LITIGATION











                                 (See Attached)

                                  SCHEDULE 7.5
                                       TO
                    POST-PETITION LOAN AND SECURITY AGREEMENT

                                      TAXES










                                 (See Attached)

                                  SCHEDULE 7.9
                                       TO
                    POST-PETITION LOAN AND SECURITY AGREEMENT

                         NAMES AND ADDRESSES OF BORROWER










                                 (See Attached)

                                  SCHEDULE 7.11
                                       TO
                    POST-PETITION LOAN AND SECURITY AGREEMENT

                                  PENSION PLANS










                                 (See Attached)

                                  SCHEDULE 7.13
                                       TO
                    POST-PETITION LOAN AND SECURITY AGREEMENT

                              INTELLECTUAL PROPERTY










                                 (See Attached)

                                  SCHEDULE 7.14
                                       TO
                    POST-PETITION LOAN AND SECURITY AGREEMENT

                             PERMITTED INDEBTEDNESS










                                 (See Attached)

                                  SCHEDULE 8.3
                                       TO
                    POST-PETITION LOAN AND SECURITY AGREEMENT

                             PERMITTED ENCUMBRANCES










                                 (See Attached)

                                  SCHEDULE 8.9
                                       TO
                    POST-PETITION LOAN AND SECURITY AGREEMENT

                          TRANSACTIONS WITH AFFILIATES










                                 (See Attached)

                                  SCHEDULE 8.18
                                       TO
                    POST-PETITION LOAN AND SECURITY AGREEMENT

                              CHASNOV COMPENSATION










                                 (See Attached)

                                  SCHEDULE 8.32
                                       TO
                    POST-PETITION LOAN AND SECURITY AGREEMENT